STOCK PURCHASE AGREEMENT


                              Dated July 1, 1998


                                 by and among


                            SPACEHAB, INCORPORATED
                          a Washington corporation,

                                    BUYER


                                     and


                             William A. Jackson,
                                an individual,

                              Eugene A. Cernan ,
                                an individual

                                     and

                                 W. T. Short
                                an individual,

                                   SELLERS


                                 Collectively
                  The Holders of One Hundred Percent (100%)
                       of the Outstanding Common Stock

                                      of

                       JOHNSON ENGINEERING CORPORATION, a Colorado corporation.


                               Table of Contents

                                                                            Page

STOCK PURCHASE AGREEMENT.....................................................1

SECTION 1.  SALE AND PURCHASE................................................1
      a)    Sale and Purchase................................................1
      b)    Purchase Price...................................................1

SECTION 2.  THE CLOSING......................................................3
      a)    Time and Place of Closing........................................3
      b)    Delivery and Payment.............................................4

SECTION 3.  REPRESENTATIONS  AND  WARRANTIES  OF SELLERS WITH RESPECT TO STOCK
            OWNERSHIP, AUTHORITY, NO VIOLATION, ETC. ........................4
      a)    Stock Ownership..................................................4
      b)    No Violation, Etc................................................4
      c)    No Other Agreements to Sell Assets or Business...................5
      d)    Litigation.......................................................5
      e)    Good Standing; Authority; Execution and Delivery.................5
      f)    Taxes............................................................5
      g)    Knowledge........................................................6

SECTION 4.  ADDITIONAL  REPRESENTATIONS  AND WARRANTIES  REGARDING SELLERS AND
            THE COMPANY......................................................6
      a)    Consents, No Conflicts, Etc......................................6
      b)    Organization and Good Standing...................................6
      c)    Capitalization...................................................7
      d)    Articles of Incorporation and By-laws............................7
      e)    Financial Statements.............................................7
      g)    Absence of Undisclosed Liabilities and Obligations...............8
      h)    Absence of Certain Changes or Events.............................8
      i)    Reserved........................................................11
      j)    Accounts Receivable.............................................11
      k)    Reserved........................................................11
      l)    Lists of Properties, Contracts and Personnel Data...............11
            i)    Schedule 4(l)(i).  Qualification..........................11
            ii)   Schedule 4(l)(ii).  Real Property.........................11
            iii)  Schedule   4(l)(iii).    Intellectual   Property;   Computer
                  Software..................................................12
            iv)   Schedule 4(l(iv).  Personal Property......................12
            v)    Schedule 4(l)(v).  Insurance..............................12
            vi)   Schedule 4(l)(vi).  Other Contracts.......................12
            vii)  Schedule 4(l)(vii).  Labor Agreements.....................13
            viii) Schedule 4(l)(viii).  ERISA...............................13
            ix)   Schedule 4(l)(ix).  Compensation..........................13
            x)    Schedule 4(l)(x).  Powers of Attorney.....................13
            xi)   Schedule 4(l)(xi).  Indebtedness..........................13
            xii)  Schedule 4(l)(xii).  Bank Accounts........................13
            xiii) Schedule 4(l)(xiii).  Agents..............................14
            xiv)  Schedule 4(l)(xiv).  Licenses and Permits.................14
      m)    Investments.....................................................14
      n)    Copies of Documents.............................................14
      o)    Tangible Properties.............................................15
      p)    Validity of Contracts...........................................16
      q)    Intellectual Property...........................................16
      r)    Environmental Matters...........................................17
      s)    Insurance.......................................................19
      t)    Labor Matters...................................................20
      u)    Employee Benefits...............................................20
      v)    Litigation......................................................22
      w)    Warranties......................................................22
      x)    Compliance with Laws............................................23
      y)    Taxes...........................................................23
      z)    No Brokers......................................................26
      aa)   Illegal Payments................................................26
      bb)   Transactions with Certain Persons...............................26
      cc)   Assets..........................................................27
      dd)   Exclusive Use of Bank Accounts..................................27
      ee)   Books and Records...............................................27
      ff)   Government Furnished Equipment..................................27
      gg)   Hart-Scott-Rodino Filings.......................................27
      hh)   Consequences of Acquisition.....................................27
      ii)   Disclosure......................................................28






SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.........................28
      a)    Consents, No Conflicts, Etc.....................................28
      b)    Organization and Good Standing..................................28
      c)    Authority; Execution and Delivery...............................28
      d)    No Brokers......................................................28
      e)    Disclosure......................................................28

SECTION 6.  CERTAIN COVENANTS AND AGREEMENTS................................29
      a)    Non-competition.................................................29
      b)    Release.........................................................29
      c)    Non-disclosure..................................................29
      d)    Access to Facilities; Due Diligence.............................29
      e)    Further Assurances..............................................30
      f)    Filing of Tax Returns and Payment of the Tax....................30
      g)    Apportionment regarding Taxes...................................33
      h)    Access to Information regarding Taxes...........................33
      i)    Books and Records...............................................33
      j)    Notice of Audit.................................................33
      k)    Tax Contest.....................................................34
      l)    Transfer Taxes..................................................34
      m)    Collection of Receivables.......................................34
      n)    Assignment of Receivables.......................................35
      o)    Capital Expenditures............................................35
      p)    Government Clearances...........................................35
      q)    Blanket Escrow Fund.............................................35
      r)    Award Fee Escrow Fund...........................................35
      s)    Deduction Escrow Fund...........................................36
      t)    S Corporation Election..........................................36

SECTION 7.  DELIVERIES BY SELLERS ON THE CLOSING DATE.......................36
      a)    Stock Certificates..............................................36
      b)    Opinion of Sellers' Counsel.....................................36
      c)    Approvals and Consents..........................................36
      d)    Escrow Agreement................................................37
      e)    Settlement of Certain Accounts..................................37
      f)    Bank Accounts...................................................37
      g)    Sellers' Employment Agreements..................................37
      h)    Option Agreement................................................37
      i)    Resignations....................................................37

SECTION 8.  DELIVERIES BY BUYER ON THE CLOSING DATE.........................37
      a)    Buyer's Performance.............................................37
      b)    Opinion of Buyer's Counsel......................................37
      c)    Sellers' Employment Agreements..................................37
      d)    Escrow Agreement................................................37
      e)    Option Agreement................................................38

SECTION 9.  NATURE   AND   SURVIVAL   OF   REPRESENTATIONS   AND   WARRANTIES;
            INDEMNIFICATION, ETC............................................38
      a)    Survival of Representations, Warranties, Etc....................38
      b)    Nature of Sellers' Liability....................................39
      c)    Sellers' Agreement to Indemnify.................................39
      d)    Limitation on Liability of Sellers..............................39
      e)    Buyer's Agreement to Indemnify..................................39
      f)    Third Party Claims..............................................40

SECTION 10. PAYMENT OF CERTAIN EXPENSES.....................................40

SECTION 11. INJUNCTIVE RELIEF...............................................40

SECTION 12. WAIVER..........................................................40

SECTION 13. NOTICES, ETC....................................................41

SECTION 14. ENTIRE AGREEMENT; AMENDMENT.....................................42

SECTION 15. PRESS RELEASES..................................................42

SECTION 16. GENERAL.........................................................42

SECTION 17. SEVERABILITY....................................................43

                           STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT, dated as of July 1, 1998 (together with the Schedules, Annexes and Exhibits hereto, this "Agreement"), is by and among SPACEHAB, INCORPORATED, a Washington corporation, as buyer ("Buyer"), JOHNSON ENGINEERING CORPORATION (the "Company"), a Colorado corporation and William A. Jackson ("Jackson"), Eugene A. Cernan ("Cernan") and W.T. Short ("Short") as sellers (individually "Seller" and collectively "Sellers"), collectively the beneficial and record owners of one hundred percent (100%) of the issued and outstanding shares of common stock, $1.00 par value per share (the "Common Stock"), of the Company.

      WHEREAS, the Company is primarily engaged in the business of providing engineering services to the National Aeronautics and Space Administration ( "NASA") (the "Business");

      WHEREAS, the Company's principal offices and operations are located at 555 Forge River Road, Webster, Texas 77598;

      WHEREAS, Sellers desire to sell all of the shares of Common Stock owned by each of them, which in the aggregate represent all of the capital stock of the Company, all as set forth on Annex I hereto (collectively, the "Shares") and Buyer desires to purchase such Shares for the consideration and on the terms and conditions provided herein; and

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and agreements contained herein, Seller(s) and Buyer hereby agree as follows:

      SECTION 1.  SALE AND PURCHASE.

      a) Sale and Purchase. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2(a)), each Seller will sell, convey, transfer and deliver to Buyer, and Buyer will purchase from such Seller, the number of Shares set forth opposite such Seller's name on Annex I hereto, which Shares represent one hundred percent (100%) of the outstanding shares of capital stock of the Company. As to each Seller, the Shares being sold by such Seller are sometimes referred to herein as such "Seller's Shares."

      b) Purchase Price. On the terms and subject to the conditions of this Agreement, in consideration of the sale of the Shares, Buyer agrees to pay Sellers on the Closing Date (as hereinafter defined) the purchase price (the "Purchase Price"), which shall consist of a sum in cash equal to Twenty Four Million, Five Hundred Thousand Dollars ($24,500,000), payable as follows:

            (i)   Seventeen    Million   Nine   Hundred    Thousand    Dollars
                  ($17,900,000) payable to Sellers at closing;

            (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Blanket Escrow Fund") delivered to the Escrow Agent (as defined in the Escrow Agreement), to be released in accordance with the terms and provisions of the Escrow Agreement set forth as Exhibit IV.A hereto;

            (iii) Three  Million  Dollars  ($3,000,000)  (the  "Award Fee Escrow
                  Fund") delivered to the Escrow Agent, to be released in accordance with the terms and provisions of the Escrow Agreement set forth as Exhibit IV.B hereto; and

            (iv) One Million One Hundred Thousand Dollars ($1,100,000) (the "Deduction Escrow Fund") delivered to the Escrow Agent, to be released in accordance with the terms and provisions of the Escrow Agreement set forth as Exhibit IV.C hereto.

      The Purchase Price shall be payable by wire transfer of immediately available funds to such bank account or bank accounts as Sellers and Escrow Agent shall theretofore designate in writing to Buyer, or by such other means as are agreed upon by Sellers, Buyer and Escrow Agent. The Purchase Price shall be allocated among the Sellers as set forth on Annex I hereto.

      c)    Closing and Post-Closing Adjustment.

            (i)   Definitions.

                  "GAAP" shall mean Generally Accepted Accounting Principles as historically applied by the Company.

                  "Retained Earnings" shall be given the meaning ascribed to this concept in accordance with GAAP.

                  "Special Bonus" shall mean a one-time bonus of Five Hundred Thousand Dollars ($500,000) payable by the Company on June 30, 1998 and distributed among certain employees, such bonus not being charged directly or indirectly to any of the contracts to which NASA is signatory and taking into account any payroll or similar taxes and deductions which are normally assessed on such compensation payable.

            (ii) Estimated Closing Adjustment. At Closing, Sellers will deliver to Buyer an estimated award fee income calculation for the period from June 1, 1998 to, and including, June 30, 1998, to be attached to this Agreement as Exhibit VI, such estimate being prepared in accordance with GAAP and being based on an estimated NASA award fee of seventy five percent (75%) for such period of operation (the "June Income Estimate"). The Company will then pay Sellers the result of the following calculation: the Retained Earnings as at May 31, 1998 according to the unaudited statement of income and Retained Earnings being delivered in accordance with Section 4(e)(iii) of this Agreement (the "May 31 Income"), plus the June Income Estimate, less the Retained Earnings on the audited statement of income and retained earnings for the twelve (12) months ended December 31, 1997, less any distributions and less any other payments outside of the ordinary and historical course of business made by the Company to Sellers after May 31, 1997, less the Special Bonus.

            (iii) Post-Closing  Adjustment.   Within  fifteen  (15)  days  after
                  receiving payment from NASA relating to the award fee score determinations for the Company for both of the operating periods ending March 31 and September 30, 1998, Buyer shall calculate the Retained Earnings as at June 30, 1998, such calculation being prepared to reflect the award fee scores granted by NASA for the periods ending March 31, 1998 and September 30, 1998 and according to the same methodology as was used in determining the May 31 Income (the result of such calculation being hereinafter referred to as the "Closing Income"). Buyer shall then make the following calculation: the Closing Income, less the payment made to Sellers as a result of the application of Section 1(c)(ii) of this Agreement. If this amount is a positive number, the Company shall pay to Sellers within 30 days such amount. If this amount is a negative number, Sellers will have received an over-payment by operation of Section 1(c)(ii) of this Agreement and shall reimburse the Company for this over-payment within 30 days, it being understood that such amount, unless otherwise agreed by Buyer, will not be drawn from any fund established as a result of any of the Escrow Agreements attached hereto as Exhibits.

      SECTION 2.  THE CLOSING.

      a) Time and Place of Closing. On the terms and subject to the conditions contained in this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Porter & Hedges, L.L.P., Houston, TX, 77002-2764 on July 1, 1998 or at such other place or time as shall be mutually agreed to by the parties (the "Closing Date").

      b) Delivery and Payment. At the Closing, each Seller shall deliver (or cause to be delivered) to Buyer stock certificates representing the number of Seller's Shares set forth opposite such Seller's name on Annex I hereto, duly endorsed or accompanied by duly executed stock powers in blank and having all necessary stock transfer tax stamps affixed thereto at the expense of Sellers in form suitable for transfer of valid title thereto to Buyer free and clear of any Encumbrances (as defined herein), and the certificates and opinions to be delivered pursuant to Section 7 hereof, against payment of the Purchase Price by Buyer as provided in Section 1 b) above and delivery by Buyer of the opinion to be delivered pursuant to Section 8 hereof.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO STOCK OWNERSHIP, AUTHORITY, NO VIOLATION, ETC.

      Each Seller hereby severally represents and warrants to Buyer, as follows:

      a) Stock Ownership. Such Seller is the beneficial and record owner of such Seller's Shares, free and clear of any lien, pledge, option, security interest, claim, third party right or any other restriction or encumbrance of any nature whatsoever ("Encumbrances"), and on the Closing Date will transfer to Buyer good and indefeasible title to such Shares, free and clear of any Encumbrance.

      b) No Violation, Etc. Neither such Seller's execution and delivery of this
Agreement,  the  consummation  of  the  transactions   contemplated  herein  nor
compliance by such Seller with any of the provisions hereof will:

            i) result in the creation of any Encumbrance upon such Seller's Shares under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which such Seller is a party or by which Seller or Seller's Shares may be bound or affected;

            ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller or such Seller's Shares; or

            iii) require any consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person to be obtained by such Seller in connection with the execution and delivery by Sellers of this Agreement or consummation by Sellers of the transactions contemplated herein in the manner contemplated hereby.

      c) No Other Agreements to Sell Assets or Business. Such Seller has no obligation, absolute or contingent, to any other individual, corporation, partnership, trust, limited liability company, association, joint venture or other entity (each, a "Person") to (i) sell such Seller's Shares (other than the sales contemplated hereby), (ii) sell any assets of the Company (other than sales of inventory in the ordinary course of the business of the Company), (iii) issue, sell or otherwise transfer any capital stock or any security convertible into or exchangeable for capital stock of the Company (other than the sales contemplated hereby), (iv) effect any merger, consolidation or other reorganization of the Company or (v) enter into any agreement with respect to any of the foregoing.

      d) Litigation. There is no action, claim, suit or proceeding pending or, to the knowledge of such Seller, threatened by or against or affecting such Seller or such Seller's Shares and, to the knowledge of such Seller, there is no investigation pending or threatened against or affecting such Seller or such Seller's Shares, in each case before any court or governmental or regulatory authority or body, that could reasonably be expected to have an effect on the consummation of the transactions contemplated by this Agreement or such Seller's Shares following the Closing. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against such Seller with respect to such Seller's Shares.

      e) Good Standing; Authority; Execution and Delivery. Each Seller has the power, capacity and authority to enter into this Agreement and to sell such Seller's Shares in accordance with the terms hereof, and to perform fully such Seller's obligations hereunder. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as the enforcement hereof (or thereof) may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

      f) Taxes. Each Seller has reported in his filings relating to Taxes (as further defined in this Agreement, particularly in Section 4(y)), his allocable share of income from the Company and has timely filed all reports, returns, estimates or other filings (including all schedules and other attachments thereto) relating to Taxes that he was required to file. All such Tax Returns as they relate to income allocable from the Company having taken into account that the Company was a valid S Corporation as of April 1, 1996 (A) were prepared in the manner required by applicable law, (B) are true, correct and complete in all material respects, and (C) reflect the liability for Taxes. All Taxes owed by each Seller (whether or not shown on any Return) and all assessments of Tax made with respect to such Returns have been paid on or before their date or will be paid when due. No adjustment relating to such Returns has been proposed formally or informally by any taxing authority and, to the knowledge of the Seller, no basis exists for any such adjustment.

      g) Knowledge. Such Seller has no knowledge that the representations and warranties in this Section 3 are not also accurate as regards the other Sellers.

      SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING SELLERS AND THE COMPANY.

      Sellers hereby jointly and severally represent and warrant to Buyer as follows:

      a) Consents, No Conflicts, Etc. Except as disclosed on Schedule 4(a) hereto, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Sellers or the Company with any of the provisions hereof will (i) violate or conflict with the Articles of Incorporation or Bylaws of the Company, (ii) violate, conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, or result in the acceleration of performance under, or termination or cancellation of, any note, bond, mortgage, indenture, lease, deed of trust, license, agreement, or any other instrument or obligation to which the Company is a party, or by which the Company or any of its assets or properties may be bound or affected, (iii) result in the creation of any Encumbrance upon the Shares or any of the capital stock, assets or properties of the Company, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its assets or properties, (v) require the Company to obtain the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative, regulatory or self-regulatory authority or (vi) adversely affect any Permit (as defined below) that is required for the conduct of the business of the Company or that is required of any employee or agent of the Company to enable him to carry out his duties on behalf of the Company pursuant to the terms of any such Permit.

      b) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Except as set forth on Schedule 4(l)(i), the Company has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where such qualification is necessary under applicable law and where failure to do so would have a material effect on the Company.

      c)    Capitalization.

            i) The Company's authorized capital consists exclusively of 50,000 shares of Common Stock, of which 20,000 shares are issued and outstanding. Except as disclosed on Schedule 4(m), the Company has no direct or indirect subsidiaries, nor does it hold any equity interests or any convertible securities in any other Person. All shareholder agreements to which the Company or any Seller is a party, if any, will be terminated at the Closing.

            ii) All of the outstanding Common Stock has been duly authorized and is validly issued, fully paid and non-assessable. There are no existing subscriptions, warrants, rights, options, calls or commitments of any character whatsoever, or agreements to grant the same, relating to the issuance, sale, delivery or transfer by the Company of any capital stock of the Company, and the Company does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any subscriptions, warrants, rights, options, calls or commitments of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

      d) Articles of Incorporation and By-laws. Sellers have delivered to Buyer copies of the Articles of Incorporation of the Company (certified as of a recent date by the Secretary of State of the State of Colorado) and the By-laws (certified as of the date hereof by the Company's Secretary), which copies are complete and correct as of the date hereof.

      e) Financial Statements. Sellers have delivered to Buyer true and complete copies of the following consolidated financial statements of the Company (including any related notes to such financial statements), each of which has been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods indicated (subject to year-end adjustments), is in accordance with the books and records of the Company and fairly presents in all material respects the financial position and results of operations of the Company as of the dates and for the periods indicated:

            i) audited consolidated balance sheets of the Company as at December 31, 1996 and December 31, 1997, in each case certified by the Company's independent certified public accountants;

            ii) audited consolidated statements of income and retained earnings and statements of changes of financial position of the Company for the nine months ended December 31, 1996 and the twelve months ended December 31, 1997, in each case certified by the Company's independent certified public accountants; and

            iii) unaudited consolidated balance sheet of the Company as at May 31, 1998 and unaudited statement of income and retained earnings and statement of changes in financial position of the Company for the five (5) months ended May 31, 1998.

The balance sheet contained in the unaudited consolidated financial statements of the Company as at May 31, 1998 (the "Balance Sheet Date") is herein referred to as the "Balance Sheet."

      f)    Reserved.

      g) Absence of Undisclosed Liabilities and Obligations. The Company does not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) other than (i) liabilities reflected or reserved against on the Balance Sheet, (ii) liabilities of a type customarily reflected in a corporate balance sheet prepared in accordance with GAAP that have arisen in the ordinary course of business as a result of arms-length negotiations since the Balance Sheet Date and (iii) other liabilities and obligations, contingent or otherwise, specifically disclosed on Schedule 4(g) hereto.

      h) Absence of Certain Changes or Events. Except as disclosed on Schedule 4(h) hereto, since the Balance Sheet Date, there has not been any:

            i) change in the condition (financial or otherwise) of the assets, liabilities, operations, earnings or business of the Company, except for (x) those permitted by Section 1 of this Agreement and (y) changes which have occurred in the ordinary course of business which, in accordance with GAAP applied in a manner consistent with such application on the Balance Sheet Date, have been fully recorded in the books and records of the Company and which have not, individually or in the aggregate, been materially adverse to the Company;

            ii) change in the number of shares of capital stock issued and outstanding or any declaration, setting aside or payment of any dividend or other distribution, permitted by Section 1 of this Agreement (whether in cash, securities, property or otherwise) in respect of the capital stock of the Company, or any redemption or other acquisition by the Company of any shares of its capital stock;

            iii) except for the Special Bonus permitted by Section 1 of this Agreement (A) increase in the compensation payable or to become payable by the Company to any of its officers, directors, employees or agents (collectively, "Company Personnel") whose total compensation for services rendered to the Company is currently at an annual rate of more than $25,000 or any increase of general applicability in the compensation payable to Company Personnel (other than pursuant to existing corporate policies, practices and procedures described on Schedules 4(l)(vii), 4(l)(viii) or
                  4(l)(ix) hereto), (B) bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of Company Personnel, or (C) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company except pursuant to the existing plans and arrangements described on Schedule 4(l)(viii) hereto;

            iv) labor trouble, or any material controversies or material unsettled grievances threatened between the Company and any Company Personnel or any collective bargaining organization representing or seeking to represent Company Personnel;

            v) addition to or modification of the employee benefit plans, arrangements or practices described on Schedule 4(l)(viii) hereto;

            vi) mortgage, pledge or Encumbrance of any of the assets of the Company except (A) the lien of current real and personal property taxes incurred but not yet due and payable, (B) mechanic's or like liens or obligations arising in the ordinary course of business securing obligations not yet due and payable, or (C) purchase money security interests or similar liens arising in the ordinary course of business in an amount not to exceed $25,000, in the aggregate;

            vii) sale, assignment or transfer of any assets of the Company other than in the ordinary course to customers which are material, singly or in the aggregate, to the Company, taken as a whole;

            viii) material   change  by  the  Company  in  accounting   methods,
                  principles or practices, except as required by GAAP;

            ix) waiver of any rights of substantial value to the Company, whether or not in the ordinary course of business;

            x)    cancellation   or   termination   of  or  notice  of  default,
                  non-compliance or failure to perform under any contract, agreement or other instrument material to the Company or notice of a material safety violation at any location at which the Company conducts operations;

            xi) liability incurred by the Company except liabilities incurred in the ordinary course of business consistent in both kind and amount with past practices of the Company and which are not material to the Company;

            xii) capital expenditure or the execution of any lease with respect to any aspect of the business of the Company, or any incurring of liability therefor, involving payments in excess of $25,000 in the aggregate;

            xiii) borrowing  of  money by the  Company  or  guaranteeing  of any indebtedness of others by the Company other than in the ordinary course of business;

            xiv) lending of any money or otherwise pledging the credit of the Company to any party other than the Company, provided, that travel advances granted to employees in the ordinary course of business and in customary amounts are exempt from this provision;

            xv) failure to operate the business of the Company in the ordinary course so as to preserve the businesses intact, to keep available to the Company the services of the Company
                  Personnel, and to preserve for Buyer the goodwill of the suppliers, customers and others having business relations with the Company;

            xvi) failure to pay any current obligations of the Company in accordance with the general practices of the Company, except for those being contested in good faith and disclosed on
                  Schedule 4(h) hereto;

            xvii) damage,  destruction  or  casualty  loss,  whether  covered by insurance or not, adversely affecting the business, operations or financial condition of the Company;

            xviii)transaction  entered into with any Affiliate (an  "Affiliate,"
                  for the purposes of this Agreement, shall include with respect to any Person, a director or officer of such Person or any other Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, such Person) of the Company, Jackson, Cernan or Short or any member of Jackson's, Cernan's or Short's family (related by blood or marriage) (each, a "Family Member");

            xix)  any transaction  which would have a material adverse effect on
                  the  business,   operations  or  financial  condition  of  the
                  Company;

            xx) loss of service of any Company Personnel that is or are material, individually or in the aggregate, to the conduct of the business; or

            xxi) agreement by Sellers or the Company to do any of the foregoing.

      i)    Reserved.

      j) Accounts Receivable. Schedule 4(j) contains a complete list of the Company's accounts receivable as at June 30, 1998. These items and the corresponding amounts (i) have arisen only from bona fide transactions entered into in the ordinary course of business of the Company and (ii) except for those items which are specifically identified on Schedule 4(j) and related to
retainages,   have  been  collected  or  are  collectible  within  45  days  for governmental customers and 60 days for non-governmental customers after the dates of the invoices giving rise to such receivables at the aggregate gross recorded amounts thereof less, in the case of accounts receivable reflected on the Balance Sheet, the allowance for uncollectible accounts, returns and trade allowances set forth therein, and in the case of accounts receivable thereafter recorded, an allowance for uncollectible accounts, returns and trade allowances recorded in a manner consistent with the reserve set forth in the Balance Sheet. All of the accounts receivable were prepared in accordance with GAAP consistently applied throughout the periods indicated.

      k)    Reserved.

      l) Lists of Properties, Contracts and Personnel Data. Schedules 4(l)(i) through 4(l)(xiv) hereto contain accurate lists and summary descriptions of the following:

            i)    Schedule  4(l)(i).   Qualification.   All  jurisdictions  in
                  which the Company is duly qualified to do business as a foreign corporation;

            ii) Schedule 4(l)(ii). Real Property. All real property owned of record or beneficially by the Company; all leases of real property to which the Company is a party ("Real Property Leases" ); all premises occupied by the Company under rental arrangements without leases (including in each case the amount of rent and the type of occupancy); and all contracts to which the Company is a party for the sale or purchase of real property;

            iii)  Schedule  4(l)(iii).   Intellectual   Property;   Computer
                  Software. (A) All patents of any description and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, labels or other trade rights, all pending applications for any such registrations or entries of the foregoing, all copyright registrations (including, for Computer Software (as defined below)) and pending applications therefor, all other copyrights, trademarks and other marks, trade names, trade secrets and other trade rights, and all other inventions, formulae and designs, whether or not patentable (collectively, "Intellectual Property"), in the case of each of the foregoing, whether U.S. or foreign, all to the extent that the foregoing items are material to the business of the Company and are owned in whole or in part or used by the Company, and all licenses relating thereto other than the Computer Software Licenses (as hereinafter defined); and (B) all proprietary computer software (including, without limitation, all computer programs, object code, source code, user interface, data bases and documentation) owned in whole or in part or used by the Company (the "Computer Software"), and all licenses relating thereto (other than licenses for commercially available software for personal computers) ("Computer Software Licenses"); the Intellectual Property Licenses and the Computer Software Licenses being collectively referred to as the "Licenses");

            iv) Schedule 4(l(iv). Personal Property. All items of machinery, equipment, computer hardware, motor vehicles, office furniture, fixtures and similar personal property owned or leased by the Company having, in the case of any owned property, a depreciated book value in excess of $5,000 and, in the case of any leased property, annual lease payments in excess of $25,000, indicating the current depreciated book value of owned items and the terms and annual lease payments of leased items;

            v) Schedule 4(l)(v). Insurance. All policies of insurance in force with respect to the Company, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, furniture, fixtures, operations and lives of, or performance of their duties by, Company Personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums as of the Balance Sheet Date;

            vi) Schedule 4(l)(vi). Other Contracts. All written and oral agreements, contracts and commitments which: (A) are material to the Business of the Company; or (B) limit or restrict, in any material way, the Company's or any Seller's right to engage in the business of the Company as currently conducted;

            vii) Schedule 4(l)(vii). Labor Agreements. All written and oral labor contracts, employment agreements, compensation agreements, bonus agreements, consulting or similar agreements and collective bargaining agreements relating to Company Personnel;

            viii) Schedule  4(l)(viii).   ERISA.  All  employee  profit-sharing,
                  incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance, stock option, stock purchase, and other employee benefit plans (oral or written), regardless of whether any such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to (or to which there is an obligation to contribute) by the Company for the benefit of present or former Company Personnel (collectively, the "Plans"), identifying (A) each such plan which provides any benefits after termination of employment other than a Retirement Plan and (B) each such plan which is an "employee pension benefit plan" ("Retirement Plan") as that term is defined in Section 3(2) of ERISA;

            ix Schedule 4(l)(ix). Compensation. The names and current annual rates of compensation of all Company Personnel whose current aggregate annual rates of compensation including bonuses are $25,000 or more, together with a summary (containing estimates to the extent necessary) of bonuses (other than the Special Bonus), additional compensation (whether current or deferred) and other like benefits, if any, paid to such persons prior to the Closing Date;

            x Schedule 4(l)(x). Powers of Attorney. The names of all Persons holding powers of attorney from the Company;

            xi Schedule 4(l)(xi). Indebtedness. All notes, debentures, bonds, letters of credit, bankers' acceptances and other instruments evidencing indebtedness (including capital leases, guarantees and lines of credit) of the Company;

            xii Schedule 4(l)(xii). Bank Accounts. The name of each institution in which the Company has a bank account or safe-deposit box, the number of any such account or box, and the names of all Persons authorized to draw thereon or to have access thereto;

            xiii Schedule 4(l)(xiii). Agents. The name of each agent, if any, other than a regular employee or a commission salesman of the Company, who is entitled to be paid, a commission after the Closing Date in connection with obtaining any Contract (as defined below) or order of the Company; and

            xiv Schedule 4(l)(xiv). Licenses and Permits. All material governmental or regulatory licenses, permits, consents, franchises, approvals, authorizations and certificates (including, but not limited to, all Environmental Permits (as defined below)) and pending applications therefore (collectively, "Permits") required to conduct or used by or in the business of the Company.

      m Investments. The Company does not own any capital stock, partnership interests or other equity interest in any corporation, partnership, joint venture, trust or other business association except as disclosed on Schedule 4(m).

      n Copies of Documents. The Company previously delivered or made available to Buyer, or to Dewey Ballantine LLP, counsel to Buyer, true and complete copies of:

            i all leases, agreements, contracts, undertakings, commitments, arrangements and plans listed on Schedules 4(l)(ii), 4(l)(iv), 4(l)(vi), 4(l)(vii) and 4(l)(viii);

            ii all deeds or other evidence of title to owned real property listed on Schedule 4(l)(ii) and copies of any title insurance policies with respect thereto;

            iii the most recent Internal Revenue Service Determination Letters, summary plan descriptions and employee communications, Annual Reports (Form 5500 Series) and accompanying schedules and actuarial reports for the plans and arrangements listed on Schedule 4(l)(viii);

            iv    all  Intellectual  Property  and Computer  Software  listed on
                  Schedule 4(l)(iii);

            v     all Permits listed on Schedule 4(l)(xiv);

            vi    all policies of insurance listed on Schedule 4(l)(v);

            vii   all  instruments  evidencing  a power of  attorney  listed  on
                  Schedule 4(l)(x);

            viii  all   securities,    notes,   debentures,    bonds,   bankers'
                  acceptances, letters of credit and other instruments of indebtedness listed on Schedule 4(l)(xi);

            ix all agreements, contracts, commitments or other arrangements listed on Schedule 4(l)(xii);

            x any environmental reports or studies prepared by or on behalf of the Company or Sellers; and

            xi all other title insurance policies and all other deeds to owned real property.

      o     Tangible Properties.  The Company has:

            i good and indefeasible title to all of the properties and assets which it purports to own, real, personal, tangible and intangible (including those reflected in the Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances of any nature whatsoever, except for (A) the lien of taxes not yet due and payable; (B) such imperfections of title and Encumbrances, if any, as do not materially detract from the value, or interfere with the present use, of the properties of the Company, respectively, or otherwise impair the business operations of the Company;

            ii in all material respects performed all the obligations required to be performed by it to the date hereof under said leases and possesses and quietly enjoys said properties under said leases, and such personal tangible and intangible properties, and as to real property leased to Seller's knowledge, are not subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company;

            iii not received notice of (A) any violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of owned or leased properties of the Company and Sellers know of no such violation, or (B) any pending or threatened condemnation proceedings relating to any of their respective owned or leased properties and, so far as known to Sellers, there are no such pending or threatened proceedings; and

            iv maintained its plants, structures, equipment and material tangible properties in good operating condition and repair, ordinary wear and tear excepted.

      p Validity of Contracts. Each contract, agreement or commitment of the Company listed in any Schedule hereto (individually any "Contract" and collectively the "Contracts" ) is valid and enforceable in accordance with its terms and the Company is not, and will not be with notice, the lapse of time, or both, in material default under any provision of any such contract, agreement or commitment. To the Sellers' knowledge, any Person which is a party to any such agreement, contract or commitment, is not, and will not be with notice, the lapse of time or both, in material default under any provision of any such contract, agreement or commitment. To the Seller's knowledge, by concluding this Agreement, the Company's rights under any material contract will not be adversely affected nor will this Agreement cause material damage to, or diminution in value of, any business relationship which the Company enjoys. In addition, to the Sellers' knowledge, neither any Person who now has business dealings with the Company nor any management employee of the Company has notified Sellers or the Company or any of its employees, and no Seller has a reasonable basis to believe, that any such Person or entity (i) has threatened to terminate, either for convenience or default, any contract which is material to the Business, (ii) might cease its dealings or employment with the Company after the Closing Date, or (iii) might seek to re-negotiate any or all of the terms of any contract or other arrangement which governs the relationship between this party and the Company, any Seller, or Sellers.

      q     Intellectual Property.

            i No Person other than the Company has an ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the Intellectual Property or Computer Software listed on Schedule 4(l)(iii) hereto, except as noted in such Schedule. No intellectual property rights other than the Intellectual Property, the Computer Software and the Licenses are required to permit the conduct of the business of the Company as now conducted. The Company has good title to, or is licensed or otherwise has the right to use, all of the Intellectual Property listed on Schedule 4(l)(iii), free and clear of any Encumbrance or royalty or other payment requirements of any nature whatsoever, except as noted in such Schedule.

            ii All Intellectual Property is valid and enforceable to the extent of the Company's ownership therein, and none of the Intellectual Property has been cancelled or abandoned or licensed by the Company in such a way as could reasonably be expected to have an adverse effect on the validity of such Intellectual Property or dedicate same to the public. The Company is listed in the records of the appropriate U.S. agency as the sole and exclusive owner of record for each registration, grant and application listed in Schedule 4(l)(iii) as to which it claims sole and exclusive ownership in said schedule. All registration and maintenance fees that have become due and payable in respect of any such grant or registration have been paid. To the best of the Sellers' knowledge, the Company is not infringing upon, or otherwise violating, the intellectual property rights of any third party. The Company has received no notice of any proceedings or claims that are infringing upon or otherwise violating any such rights, and the Company and the Sellers are unaware of any such infringement or violation as to which notice has not been received by the Company. No proceedings or claims in which the Company alleges that any third party is infringing upon or otherwise violating any of the Intellectual Property are pending and none have been served by, instituted or asserted by the Company. Without limiting the generality of the foregoing, no trademark, service mark, trade name or corporate name used by the Company, infringes or dilutes the trademark, service mark, corporate name or trade name of any person.

            iii To the knowledge of the Company and the Sellers, the use of the Computer Software does not violate or otherwise infringe the rights of any third party. Except as set forth on Schedule 4(l)(iii), the Company has obtained from all individuals who participated in any respect in the authorship of any Computer Software (as employees of the Company, as consultants, as employees of consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such Computer Software, and assignments to the Company of all copyrights with respect thereto, other than from such individuals whose works the Company hereby represents to be "works made for hire" within the meaning of Section 101 of the Copyright Act of 1976.

      r     Environmental  Matters.   Except  as  specifically  set  forth  in
Schedule 4(r):

            i The Company complies and at all times has complied in all material respects with all Environmental Laws (as defined below) applicable to the business or the properties owned, operated or otherwise controlled by the Company, including, without limitation, the use, maintenance and operation of such properties, and all activities and conduct of business by the Company related thereto, including, without limitation, the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant (as defined below).

            ii The Company has obtained all Environmental Permits necessary for the ownership and operation of the Company and its business, all such Environmental Permits are in good standing, and the Company is in compliance in all material respects with all terms and conditions of such Environmental Permits.

            iii Neither the Sellers, nor the Company is or has been subject to any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing (x) any violation of any Environmental Law, or (y) any claims or liabilities or costs arising from the Release (as defined below) or threatened Release of any Contaminant at any location. There are no present or past actions, activities, circumstances, conditions, events or incidents that could form the basis of a claim, action or proceeding under any Environmental Law against Sellers or the Company. Neither the Sellers nor the Company has received any written notice concerning any alleged violation of Environmental Laws or any alleged liability arising out of or related to the Release or threatened Release of a Contaminant at any location.

            iv No Environmental Lien (as defined below) has attached to any of the properties or assets owned, operated or otherwise controlled by the Company.

            v To Sellers' knowledge there has been no Release or threatened Release of any Contaminants at, to or from any of properties currently owned, operated or otherwise controlled by the Company, and there was no Release of any Contaminants at, to, or from any of the properties formerly owned, operated, or otherwise controlled by the Company while such property was owned, operated, or otherwise controlled by the Company, and there has been no disposal (as such term is defined in the Federal Resource Conservation and Recovery Act) of any Contaminants at any properties while owned, operated or otherwise controlled by the Company.

            vi The Company has not transported or arranged for the transport of any Contaminants for the purpose of treatment, storage, reclamation, recycling, remediation or disposal to any facility or site which is listed or proposed for listing on the National Priorities List ("NPL") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or listed on the Comprehensive Liability Information System ("CERCLIS") or any similar list of sites.

            vii To Sellers' knowledge no asbestos or asbestos containing materials, urea formaldehyde foam insulation or polychlorinated biphenyls ("PCBs") are located in, at or upon any of the properties owned, operated or otherwise controlled by the Company.

            viii No underground improvements, including, but not limited to, treatment or storage tanks, sumps or water, gas or oil wells, or associated piping, are or ever have been located on any of the properties while owned, operated or otherwise controlled by the Company.

      For purposes hereof, the following terms shall have the following meanings:

            "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Law.

            "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, directives, binding policies, Environmental Permits, orders, and common law equitable principles relating to pollution, contamination, wastes, contaminants or the protection of the environment, health or safety.

            "Environmental Lien" means a lien in favor of any governmental authority for any (a) liability under any Environmental Law, or (b) damages arising from, or costs incurred by, such governmental authority in response to a Release or threatened Release of a Contaminant into the environment.

            "Environmental Permits" means all permits, consents, licenses, and other approvals or authorizations required under Environmental Laws.

            "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater or the properties owned, occupied, or otherwise controlled by the Company.

            "Remedial  Action" means actions required by  Environmental  Laws to
(i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response to a Release or to the presence of contaminants is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

      s Insurance.  All policies of insurance (or renewals thereof) set forth on
Schedule 4(l)(v) are valid, outstanding and in force and effect on the date hereof and all premiums with respect thereto, covering all periods up to and including the date hereof, have been paid before past due. Such policies will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Such policies are in the amounts shown on Schedule 4(l)(v), and insure the equipment of the Company against loss, theft and destruction and insure the properties and business of the Company against such losses and risks as are adequate to protect the properties and business of the Company. The insurance policies to which the Company is a party are sufficient for compliance with all material requirements of law and of all material agreements to which the Company is a party. The Company has not been refused any insurance with respect to any assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. No notice of cancellation or termination of any such insurance policy has been received by the Company or Sellers.

      t Labor Matters. Except as disclosed on Schedule 4(l)(vii) hereto, the Company has no labor contracts, collective bargaining agreements or employment agreements with any Company Personnel or any representative of any Company Personnel. Except as set forth on Schedule 4(t) hereto, (i) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board;
(iii) there is no labor strike, representation campaign or work stoppage actually pending or threatened, against or affecting the Company; (iv) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company; and (v) the Company has not experienced any work stoppage.

      u     Employee Benefits.

            i There are no present or former Company Personnel who are entitled to (x) any pension benefit that is unfunded or (y) any pension, health or life insurance or other benefit to be paid after termination of employment other than required by
                  Section 601 of ERISA or pursuant to Plans intending to be qualified under Section 401(a) of the Code (as defined hereafter) and listed on Schedule 4(l)(viii).

            ii Each Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is either (x) funded through an insurance contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (y) is unfunded. To the extent that any of the welfare benefits under the Plans are insured, there is no liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement with respect to such Plan.

            iii All contributions or payments owed under or which otherwise relate to any Plan have been made with respect to all periods prior to the date hereof. The Company is not in default under any Plan and each Plan complies in all material respects with and has been operated in compliance with applicable law. As to each Plan for which an annual report is required to be filed under ERISA or the Code, all such filings have been made on a timely basis, no liabilities with respect to such Plan existed on the date of such annual report except as disclosed therein, and no adverse change has occurred with the financial materials covered by such annual report since the date thereof. No actual or threatened disputes, lawsuits, claims (other than routine claims for benefits) investigations, audits or complaints to, or by, any person or governmental entity have been filed or are pending with respect to the Plans.

            iv None of the assets of the Plans is invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

            v The Company (or any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) has not at any time
                  (x) maintained, contributed to or been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any plan that is a Multiemployer Plan, (y) incurred or expects to incur any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA (other than the payment of premiums none of which are overdue) or (z) incurred or expects to incur liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code whether or not waived.

            vi Each Plan that is intended to qualify under Section 401(a) of the Code is qualified under Section 401(a) of the Code, and to the knowledge of the Company, there is no reason why such tax-qualified status should be revoked. All contributions due with respect to the periods ending on or before the Closing Date to the Plans have been timely made and a pro rata portion of the contributions (including matching contributions) for the current plan year has been made or appropriate charges will be reflected on the Balance Sheet.

            vii Neither the Company nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Plans (or their trusts), the Company, or any person who the Company has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

            viii The events contemplated by this Agreement (either alone or together with any other event) will not (A) entitle any present or former Company Personnel to severance pay, unemployment compensation, or other similar payments under any Plan or law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Plan or compensation to any present or former Company Personnel, (C) result in any payments (including parachute payments) under any Plan or law becoming due to any present or former Company Personnel, or (D) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Plan.

            ix The Company has reserved the right to amend, terminate or modify at any time each of the Plans.

            x There are no written employment agreements with any employees except those attached to Schedule 4(l)(vii), and all oral employment agreements, if any, are fully summarized on
                  Schedule 4(l)(vii).

      v Litigation. Except as disclosed on Schedule 4(v) hereto, there is (i) no claim, litigation, proceeding, labor dispute (other than routine grievance procedures), arbitral action or government investigation pending or threatened against or relating to (A) the Company or any of its properties, (B) any Plan,
(C) any Company Personnel in reference to actions taken by them in such capacities or (D) Sellers with respect to the Shares nor (ii) any valid basis known to Sellers for any such litigation, proceeding or investigation which if adversely determined could have a material adverse effect on the business of the Company. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company, any Plan or against Sellers with respect to the Shares.

      w Warranties. The terms of any warranties relating to the services provided by the Business are set forth on Schedule 4(w). Except as set for on this Schedule, neither the Sellers nor the Company have made any express warranties with respect to services provided by the Business and, to the best of Sellers' knowledge, no other warranties have been made by Company Personnel.

      x Compliance with Laws. The Company has complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities and agencies of any of the foregoing to which they are subject. The Company has not received any written or oral notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and Sellers have no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to the Company or otherwise have a material adverse effect on the business or prospects of the Company. Except as set forth on Schedule 4(x) hereto, the Company has complied with all applicable FAR, CAS and DCAA regulations and requirements in effect as of the date hereof with respect to its accounting system. The Company has obtained all Permits which are required in connection with the operations of their respective businesses as presently conducted. All such Permits are in full force and effect and no proceedings for the suspension or cancellation of any Permit is pending or, to the Sellers' knowledge, threatened. The foregoing representations and warranties in this Section 4(x) are in addition to, and not in limitation of, the other representations and warranties contained elsewhere in this Agreement.

      y Taxes. For the purposes of this Agreement, "Tax" and "Taxes" shall include all income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, workers' compensation, disability, severance, unemployment insurance, social security and property taxes, duties, assessments, fees, levies, or similar charges of any kind whatsoever, together with any interest, penalties and additions thereto, required by any federal, state, local or foreign governmental entity, including all amounts imposed as a result of being a member of an affiliated or combined group. In addition, for the purposes of this Agreement, all Taxes shall be determined without regard to the carryback of any net operating loss, capital loss, general business credit, or other tax attribute incurred after the Closing Date. The Sellers hereby represent and warrant to the Buyer as follows:

            i The Company (and any predecessor of the Company) has been at all times since April 1, 1996 an "S Corporation" within the meaning the Internal Revenue Code of 1986, as amended (together with the Treasury Regulations from time to time promulgated thereunder, the "Code" ) and has similar status under any corresponding provisions of applicable law in jurisdictions where it files its corporation tax returns. Such status as an S Corporation will continue to be in effect at such time of the consummation of the transactions contemplated hereby so as to permit the effectiveness of the Section 338(h)(10) Election (the "Section 338(h)(10) Election") if the Buyer desires to make such an election and the Sellers shall not take, and shall not cause or permit the Company to take, any action inconsistent with the foregoing.

            ii The Company has timely filed all reports, returns, elections, estimates, declarations, information statements or other filings (including all schedules and other attachments thereto) relating to Taxes (individually "Tax Return" or "Return" and collectively "Tax Returns" or "Returns") that it was required to file. All such Tax Returns (A) were prepared in the manner required by applicable law, (B) are true, correct and complete in all material respects, and (C) reflect the liability for Taxes. All Taxes owed by the Company (whether or not shown on any Return) and all assessments of Tax made with respect to such Returns have been paid or will be paid when due. No adjustment relating to such Returns has been proposed formally or informally by any taxing authority and, to the knowledge of the Company and the Sellers, no basis exists for any such adjustment.

            iii The Company (A) is not a party to any agreement providing for the sharing, allocation or indemnification of Taxes,
                  (B) has not been a member of an affiliated group filing a consolidated federal income Tax Return, (C) has no liability for Taxes of any Person (other than itself) under the Code (or any corresponding state, local or foreign law), as a transferee or successor, by contract or otherwise, or (D) is not a party to any partnership, joint venture or other arrangement treated as a partnership for income tax purposes.

            iv The Company has paid, caused to be paid, or has provided a sufficient reserve, including deferred Tax liabilities (the "Tax Reserve"), on the Financial Statements for the payment of all Taxes for which the Company is or knows it could be liable, whether to taxing authorities or to other persons or entities with respect to all taxable periods ending on or before the Closing Date; and such Taxes paid or provided for include those for which the Company may be liable as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity. The Company has timely made all payments of estimated Tax required to be made under the Code and any state, local, or foreign law. Schedule 4(y)(iv) lists each Tax accrued in the Tax Reserve set forth on the Financial Statements for all taxable periods (or portions thereof) ended on or prior to the Closing Date.

            v The Company has withheld from its employees, customers, and other payees (and timely paid to the appropriate government entity) all amounts required by the Tax withholding provisions of applicable federal, state, local, and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, and withholding on payments to non-United States persons) for all periods through the date hereof.

            vi Schedule 4(y)(vi) sets forth each income or franchise Tax Return filed by the Company for which the applicable statute of limitations for assessment has not lapsed and all jurisdictions in which the Company has filed an income or franchise Tax Return. Except as set forth in Schedule 4(y)(vi), the Company neither is nor has been engaged in a trade or business in any jurisdiction in which it has not filed required income or franchise Tax Returns, and no jurisdiction has claimed in writing or otherwise that the Company is required to file an income or franchise Tax Return in such jurisdiction.

            vii Except as set forth on Schedule 4(y)(vii), there are no claims or investigations by the Internal Revenue Service or any other taxing authority pending or threatened against the Company or the Sellers (as to their allocable income from the Company) for any past due Taxes; the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for which the Company or the Sellers (as to their allocable income from the Company) could be liable under any provision of federal, state, local, or foreign law; there are no outstanding requests for information made by any taxing authority to the Company or the Sellers (as to their allocable income from the Company); and there are no outstanding requests by the Company or the Sellers (as to their allocable income from the Company) to any taxing authority for a ruling, determination, permission, consent, or similar item. No closing agreement (as defined in the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or the Sellers.

            viii There are no liens or Encumbrances upon the Common Stock or upon any asset of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. Except as provided on Schedule 4(l)(x), no power of attorney that is currently in force has been granted to any person with respect to any matter relating to Taxes that could affect the Company.

            ix Except as set forth on Schedule (y)(ix), the Company has not made any payments, nor is it obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it or any other party to make any payments, that will not be deductible under the Code.

            x Except as set forth in Schedule 4(y)(x), the Company does not have any item of income, gain, loss, or deduction reportable in a taxable period ending after the date hereof but attributable to a transaction that occurred in a taxable period or portion thereof ending on or before the date hereof.

            xi No consent under the Code or any corresponding provision of state, local or foreign tax law has been filed with respect to the Company or any of its assets or Properties.

            xii Schedule 4(y)(xii) sets forth the taxable year of the Company for federal, state and local income or franchise Tax purposes.

            xiii The Company has not participated in or cooperated with an "international boycott" within the meaning of the Code.

            xiv The Sellers do not have control of the Buyer within the meaning of Section 304 of the Code, nor are they related to the Buyer within the meaning of Section 318 of the Code, and on and after the Closing will not have control of nor be related to the Buyer within the meaning of such aforementioned Sections of the Code.

      z No Brokers. Neither Sellers nor the Company have entered into and will not enter into any agreement, arrangement or understanding with any Person which may result in an obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

      aa Illegal Payments. Neither the Company nor any Company Personnel has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

      bb Transactions with Certain Persons. Except as disclosed on Schedule 4(h), none of the Sellers or any officer, director or employee of the Company or any Family Member or any Affiliate thereof is presently a party to any transaction with the Company relating to the business of the Company, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than services as officers, directors or employees) any such person or to any Person in which any such person has a substantial interest as a shareholder, member, officer, director, trustee or partner.

      cc Assets. The assets of the Company constitute, and on the Closing Date will constitute, all of the assets and services that are necessary to permit the business of the Company to be conducted by Buyer in substantially the manner as it has heretofore been conducted and none of the Sellers or any officer, director or employee of the Company or any Family Member or any Affiliate thereof or any other Person owns any of such assets.

      dd Exclusive Use of Bank Accounts. The bank accounts and safe-deposit boxes included on Schedule 4(l)(xii) have been used exclusively by the Company for the conduct of its Business. After the Closing Date, the Company will have exclusive ownership of these items and of the corresponding funds and property deposited therein.

      ee Books and Records. The books of account and other financial and corporate records of the Company have been maintained in all material respects in accordance with good business and accounting practices consistently applied. The minute books and stock transfer books of the Company are correct, complete and current in all material respects. All documentary and stock transfer tax stamps required in connection with the issuance and transfer of the capital stock of the Company have been duly affixed for transfer.

      ff Government Furnished Equipment. The Company has properly accounted for all Government Furnished Equipment (as defined by the relevant Federal Acquisition Regulation, the "GFE") which is used in the Business, in the manner required by law, or under any applicable rule or regulation, or under the terms of any applicable contract, instrument or relationship under which such GFE was obtained or put at the Sellers' or the Company's disposal. Sellers and the Company have discharged all obligations and liabilities relating to such equipment.

      gg Hart-Scott-Rodino Filings. In determining whether an obligation to effect filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act") arises as a result of this Agreement, Buyer relied on Sellers' and the Company's representations that (i) the value of the Company's assets as determined under the Hart-Scott-Rodino Act and related regulations does not exceed $10 Million dollars and (ii) the Company is not a manufacturing company as this term is defined in the relevant legislation. Sellers and the Company represent and warrant that, as of the Closing Date, this information is accurate.

      hh Consequences of Acquisition. Neither any Person who now has business dealings with the Company nor any management employee of the Company has notified Sellers or the Company, and no Seller has a reasonable basis to believe, that any such person or entity would or might cease business dealings or employment with the Company after the Closing Date. No customer or supplier which was material to the business of the Company in the past twelve months has terminated in writing or materially reduced its purchases from or provision of products or services to the Company or threatened to take any similar action.

      ii  Disclosure.  No  representation  or  warranty  made by Sellers in this
Section 4 or as provided herein, or by each Seller in Section 3 of this Agreement or as provided therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.

      Buyer hereby represents and warrants to Sellers as follows:

      a Consents, No Conflicts, Etc. Neither the execution and delivery of this Agreement, the consummation by Buyer of the transactions contemplated herein nor compliance by Buyer with any of the provisions hereof will (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer,
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties, or (iii) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority which has not been obtained.

      b Organization and Good Standing. Buyer is a company duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power to carry on its business as presently conducted.

      c Authority; Execution and Delivery. All requisite corporate action has been taken to authorize the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated herein, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

      d No Brokers. Neither Buyer, nor any of its Affiliates has entered into any agreement, arrangement or understanding with any Person which will result in the obligation of the Company or Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

      e Disclosure. No representation or warranty made by the Buyer in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

      SECTION 6.  CERTAIN COVENANTS AND AGREEMENTS.

      a Non-competition. Each Seller, severally and not jointly, will not for a period of five (5) years following the Closing (the "Non-competition Period"),
(i) in any geographic area where the Company conducts business during the Non-competition Period, engage or participate in directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend it or his name (or any part or variant thereof) to, any business which is, or as a result of Sellers' engagement or participation would become competitive with any aspect of the business of the Company; (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company during the Non-competition Period; (iii) solicit or employ any officer, director, employee, or agent of the Company to become an officer, director, employee, or agent of any Seller, their respective Affiliates or anyone else; (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it; or (v) be engaged in or influential upon procurement or purchasing of the Company's products. Ownership by such Seller for investment of less than five percent (5%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not, in and of itself, constitute a breach of the foregoing covenant. Each Seller is entering into the foregoing covenant to assure Buyer of the transfer of the goodwill of the Company, and in order to induce Buyer to consummate the purchase contemplated by this Agreement.

      b Release. Except for the enforcement of the terms and provisions of this Agreement and for any agreements to be entered into by the Company at or following the Closing, Sellers hereby and on behalf of all Family Members, affiliates, predecessors, successors and assigns, hereby unconditionally release and agree to hold harmless the Company following the Closing from any and all claims that they may have or be able to allege.

      c Non-disclosure. Each Seller will not at any time after the date of this Agreement divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the Business of the Company (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers); provided, however, that nothing herein shall prohibit each Seller or the Company from complying with any order or decree of any court of competent jurisdiction or governmental authority, but each Seller will give Buyer timely notice of the receipt of any such order or decree.

      d Access to Facilities; Due Diligence. Between the date hereof and the Closing Date: (i) authorized representatives of Buyer shall have reasonable access to all properties, books, Records, Contracts and other documents of Sellers and the Company relating to the Business; and (ii) Sellers and the Company will furnish to Buyer all information with respect to the Business that Buyer reasonably requests.

      e Further Assurances.  To the best of their abilities, for a period of two
(2) years after the Closing Date Sellers will, and will cause the Company and all Company Personnel to, cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, for a period of two (2) years from and after the Closing Date and with respect to those representations and warranties related to Sections 9(a)(i) and 9(a)(ii) of this Agreement, from time to time, at Buyer's request and without further consideration, Sellers will execute and deliver, or cause to be executed and delivered, such other instruments and take such other action as Buyer may reasonably request in order to carry out the purposes of this Agreement; provided, that Sellers shall not be required to make any payment to any third party other than its employees and representatives (such as legal counsel and accountants) in complying with this covenant.

      f Filing of Tax Returns and Payment of the Tax.

            i The Company shall timely file or cause to be timely filed all Tax Returns that are required to be filed (with extensions) on or before the Closing Date. The Company shall timely pay or cause to be timely paid all Tax reported, or required to be reported, on such Returns. The Sellers are liable for and have paid, or (to the extent not yet due and payable) will pay, in a timely fashion, all Taxes required to be paid attributable to their ownership of the Company stock in respect of all periods ending on or prior to the Closing Date, including, without limitation, Taxes for which they are liable due to the status of the Company as an S Corporation for federal income tax purposes (and any analogous provisions of state or local law). To the extent not covered by the Deduction Escrow and by the provisions of this Agreement as they relate to the Deduction Escrow Fund, the Sellers further shall be liable for, and, at the direction of the Buyer, shall pay directly the applicable taxing authority on or before the due date therefor or, within ten (10) days of any payment by the Buyer or the Company in respect thereof, shall reimburse the Buyer for the payment of, any and all finally adjudicated Taxes of the Company attributable to any taxable period ending on or prior to the Closing Date and the allocable portion of any and all Taxes of the Company attributable to any partial period (through and including the Closing Date) of any taxable period beginning before and ending after the Closing Date to the extent that such Taxes are not reflected in the reserve for Taxes shown in the Closing Documents. The Taxes attributable to any partial period shall be computed in the manner set forth in
                  Section 6(g). At the Closing, the Sellers shall deliver to the Buyer a schedule that lists all Tax Returns of the Company for all taxable periods ending on or before the Closing Date that are not required to be filed pursuant to
                  Section 4(y).

            ii After the Closing Date, the Buyer shall prepare and file, or shall cause to be prepared and filed, all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Buyer shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing, and such Returns shall not be filed without Sellers' prior written consent, such consent not to be unreasonably withheld. To the extent permitted by applicable law, the Sellers shall include any income, gain, deduction or other tax items for such periods of their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Sellers for such period.

            iii Sellers, the Buyer and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding.

            iv) All Tax Returns described in this Agreement shall be prepared in a manner consistent with past practice, except for changes in applicable law with the consent of the Buyer.

            v) At the Buyer's option, the Company and each of the Sellers, including consenting spouses, will join with the Buyer in making the Section 338(h)(10) Election. The Sellers will include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent permitted or required by applicable law. For purposes of clarification, it is specifically agreed that Buyer shall reimburse Seller for any tax cost arising from Buyer's decision to effect a Section 338(h)(10) Election.

            vi) Subject to subparagraph (vii) below, any refunds of Taxes not reflected as a receivable on the Closing Balance Sheet that are received by the Buyer or the Company, and any amounts credited against Tax not reflected on the Closing Balance Sheet to which the Buyer or the Company becomes entitled, that relate to the taxable periods or portions thereof ending on or prior to the Closing Date, shall be for the account of the Sellers and the Buyer shall pay to the Sellers any such refund or the amount of any such credit within fifteen (15) days after receipt thereof. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Buyer or the Company of any amount reflected in the reserve for Taxes shown on the Closing Balance Sheet, the Buyer shall pay such amount to the
                  Sellers within fifteen (15) days after receipt thereof. Any amount due to the Sellers under this paragraph shall be subject to offset for any amounts owed by the Sellers to the  Buyer  under  this  paragraph.  Any  refunds  of  Taxes reflected as a receivable on the Closing Balance Sheet which are received by the Sellers shall be for the account of the Buyer and the Sellers shall pay to the Buyer any such refund or the amount of any credit within fifteen (15) days after receipt or entitlement thereto. In addition, the Sellers shall pay to the Buyer the amount of any refunds of Taxes or amounts credited against Taxes reflected as a receivable on the Closing Balance Sheet not in fact received by the Buyer.

            vii) If the Company's taxable income is adjusted due to the filing of an amended return, adjustment by a Taxing authority, or otherwise, and such change results in an increase in income in a pre-Closing S return Tax year and a related and opposite change in a post-Closing Tax period, the Company and the Buyer shall pay to the Sellers all tax benefit expected to be generated from such offsetting reductions in income in all post-Closing Tax periods, computed at the highest federal, state and local corporate tax rate (with state and local tax rates adjusted for the benefit of the federal tax deduction).

                  If the Company's taxable income is adjusted due to the filing of an amended return, adjustment by a Taxing Authority, or otherwise, and such change results in a decrease in income in a pre-Closing S return Tax year and opposite change in a post-Closing Tax period, the Sellers shall pay to the Buyer all tax benefit expected to be generated from such offsetting reductions in income in all pre-Closing Tax periods, computed at the highest marginal federal, state and local individual tax rate for each such Seller.

                  For example, if an amount expensed in a pre-Closing S return Tax period is capitalized by a Taxing authority (and the Sellers consent to such adjustment), which capitalized amount is depreciable in post-Closing Tax periods, the Sellers will pay the additional Tax on their increased allocable S corporation income, and the Company and Buyer will pay the Sellers the tax benefit realized from their increased post-Closing tax depreciation. Any payment arising under this
                  Section 6(f)(vii) will be paid within 90 days of receipt of the final agreed adjustment from the taxing authority, computed by taking the corresponding tax benefit at a discount rate of 15%.

      g) Apportionment regarding Taxes. Except as otherwise required by applicable law, for any taxable period that begins on or before and ends after the Closing Date, for purposes of apportioning a Tax to the portion of such taxable period that ends on the Closing Date, (i) the parties shall treat the Closing Date as the last day of such taxable period and (ii) the Tax for the taxable period that is allocable to the portion of the taxable period ending on the Closing Date shall (A) in the case of a Tax that is not based on income or gross receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the total number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or gross receipts, be deemed equal to the amount that would be payable if the relevant taxable period ended on the Closing Date, based on actual operations of the Company during such period as shown on its permanent books and records. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

      h) Access to Information regarding Taxes. From the date hereof, the Buyer shall, and cause the Company to, make available to the Sellers and their representatives, and the Sellers shall cause to be made available to the Buyer and the Company and their representatives: (i) all Tax Returns and all documents and records in connection with the preparation thereof for taxable periods ending on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by the Company for such taxable periods; and (ii) any Tax sharing or allocation agreement or arrangement involving the Company at any time during the ten-year period ending on the date hereof and a true and complete description of any such unwritten or informal agreement or arrangement.

      i) Books and Records. The Buyer shall retain or cause the Company to retain all books and records pertinent to the Company for each taxable period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and to abide by or cause compliance with all record retention agreements entered into by or on behalf of the Company with any taxing authority.

      j) Notice of Audit. If the Buyer receives any written notice from any taxing authority proposing an adjustment to any Tax for which the Sellers may be personally liable or be obligated to indemnify the Buyer under this Agreement, the Buyer shall give prompt written notice thereof to the Sellers that describes such proposed adjustment in reasonable detail ("Notice of Audit"), and shall indicate the amount (estimated, if necessary) of the Tax and other items described in this Agreement that may be suffered by the Buyer or the Company. The failure to give a Notice of Audit pursuant to this Section 6(j), however, shall not reduce the obligations of the Sellers hereunder unless, and to the extent that, such failure prejudices the rights of the Sellers to contest such Tax.

      k) Tax Contest. The Buyer and its duly appointed representatives shall have the sole right to defend, negotiate, resolve, settle or contest any claim for Tax made by a taxing authority with respect to any period in which the Company was a "C" corporation and the Sellers shall have the same rights during any period in which the Company was a Subchapter S corporation, in each case for periods prior to the Closing Date and for which the Sellers have indemnified the Buyer under this Agreement; provided, however, that Buyer shall not be required to contest any claim unless (A) it has received from the Sellers, in such form as Buyer shall deem satisfactory, indemnification and security for any and all actual or anticipated liability, loss, cost or expense arising out of or relating to such amount or the contest thereof, including, but not limited to, all attorneys' and accountants' fees and expenses, penalties, interest and additions to tax, (B) if the contest shall be conducted in a manner requiring the payment of all or part of such amount, the Sellers shall have paid the amount required, and (C) the Sellers shall have acknowledged in writing their liability to indemnify Buyer fully for the contested Tax and any additional interest, penalties, or expenses arising as a result of such contest; provided, however, that, if the Sellers have complied with the foregoing and Buyer declines to contest such Tax claim, the Buyer will waive its right to indemnification. Buyer shall not settle any Tax contest or otherwise take any action that could adversely affect the Sellers, without the consent of the Sellers, which consent shall not be unreasonably withheld.

      l) Transfer Taxes. The Sellers shall bear the cost of any documentary, stamp, transfer, or similar transfer tax payable with respect to the transfer of the Common Stock to the Buyer.

      m) Collection of Receivables. After the Closing Date, all cash, checks or other proceeds received by Sellers or any of its banks or other financial institutions that relate to the accounts receivable of the Company shall be paid to the Company within ten (10) business days after receipt by Sellers, which payments shall be accompanied by a statement identifying the payee, the amount of the payment and the related invoice number. Sellers shall give Buyer access to any and all lockboxes of the Company where payments for accounts receivable are remitted, if any. Sellers shall instruct its banks to remit to Buyer all amounts received by such banks with respect to such accounts. Sellers agree to endorse and Buyer shall have the right to endorse the name of Sellers on any such checks or proceeds (whether received directly by Buyer or received from Sellers or its bank) and shall deposit such checks and other proceeds in bank accounts maintained in the Company's name. From and after the Closing Date, Sellers shall cooperate with, and provide reasonable assistance to, Buyer in collecting such accounts.

      n) Assignment of Receivables. If any Account Receivable of the Company is not collected by the Company within sixty (60) days after the Closing Date, Buyer may, at its option, cause the Company to assign such Account Receivable to Sellers and Sellers shall pay Buyer directly or through the Escrow an amount in cash equal to the account receivable so assigned within three (3) business days after assignment by Buyer.

      o) Capital Expenditures. From the date of this Agreement until the Closing Date, neither Sellers nor the Company will incur any capital expenditure or any liability therefor requiring any payment or payments in excess of $10,000 individually or $250,000 in the aggregate without the prior written consent of Buyer.

      p) Government Clearances. As soon as practicable following execution of this Agreement, Sellers shall prepare and provide to Buyer, which shall be set forth in Schedule 6(s), a description of all existing government clearances (the "Government Clearances") issued to Sellers or its Personnel under, in connection with, or relating to the Company's Contracts or Business, including but not limited to all facilities clearances and personnel clearances in the name of Sellers. Sellers shall provide to Buyer promptly any information requested by Buyer relating to or involving the information described on Schedule 6(s). Sellers shall promptly provide such cooperation and assistance, and shall execute such documents and consents as Buyer shall reasonably request, to assist in the transfer or assignment of the clearances described on Schedule 6(s) to the Company and/or the application for issuance of new clearances to the Company in connection with this Agreement as may be required or requested by applicable governmental authorities or may be needed to operate the Business as currently operated.

      q) Blanket Escrow Fund. In the event that Buyer is entitled to indemnification as a result of Section 9(c) of this Agreement, Buyer shall be entitled to reimbursement out of the Blanket Escrow Fund which is established as a result of this Agreement and of the Escrow Agreement attached as Exhibit IV.A hereto.

      r) Award Fee Escrow Fund. The Award Fee Escrow Fund applies to the award fee determinations which will be granted by NASA for the following operating periods: (a) April 1, 1998 to September 30, 1998; (b) October 1, 1998 to March 31, 1999; (c) April 1, 1999 to September 30, 1999; (d) October 1, 1999 to March 31, 2000; and (e) April 1, 2000 to September 30, 2000. Upon receipt by the Company of NASA's payment of the award fee for each of these periods, if the award fee score is 85 or higher, Seller will be entitled to withdraw Six Hundred Thousand Dollars ($600,000) from the Award Fee Escrow Fund, and, if the award fee score is 84 or lower, Buyer will be entitled to withdraw the same amount from the Award Fee Escrow Fund, all as provided in the Escrow Agreement attached as Exhibit IV.B hereto.

      s) Deduction Escrow Fund. If any Tax Return filed by the Company for any period ending before the Sellers' election to be treated as an S Corporation became effective (as of April 1, 1996) is challenged or reassessed by the Internal Revenue Service or by any similar taxing authority on the basis of deductions taken in connection with employees or consultants, Buyer shall be entitled to be reimbursed for any cost resulting from such reassessment. Any reimbursement which results from the application of this Section 6(s) shall be drawn from the Deduction Escrow Fund, in accordance with this Agreement and with the Escrow Agreement attached as Exhibit IV.C hereto. In the event that Sellers appeal such reassessment, Sellers shall pay all fees and costs associated with such contest and Buyer shall only be entitled to reimbursement upon the earlier of (i) the receipt of a finally adjudicated decision with regard to such reassessment or (ii) Sellers' deciding to pay the amount of such reassessment.

      t) S  Corporation  Election.  Considering  Sellers'  representation  under
Section 4(y)(i) and under any other provisions of this Agreement relating to the Company's S Corporation status between April 1, 1996 and Closing, Sellers shall continue to diligently pursue any and all means available which would lead to final confirmation regarding the validity of this election, in accordance with the Covenants (as defined in this Agreement). For purposes of clarification, nothing in this Section 6(t) shall operate so as to affect or diminish any other provisions of this Agreement.

      SECTION 7.  DELIVERIES BY SELLERS ON THE CLOSING DATE.

      On or prior to the Closing Date, Sellers shall satisfy the following:

      a) Stock Certificates. On the Closing Date, Sellers shall have delivered to Buyer a certificate or certificates evidencing the Shares, free and clear of all Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed.

      b) Opinion of Sellers' Counsel. There shall have been delivered to Buyer an opinion, dated the Closing Date and addressed to Buyer, of Porter & Hedges, L.L.P., counsel to Sellers, in substantially the form of Exhibit I hereto.

      c) Approvals and Consents. Sellers shall have obtained and shall have delivered to Buyer all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state, local or foreign, or from any other Person pursuant to leases, mortgages, contracts, agreements, permits or licenses necessary to be obtained by Sellers or the Company for the performance of their respective obligations hereunder. Sellers shall also have delivered satisfactory evidence that all Government Clearances set forth in
Schedule 6(s) have been validly transferred or otherwise assigned to the Company.

      d) Escrow Agreement. Sellers, Buyers and Escrow Agent shall have executed, and Sellers shall have delivered to Buyer, the Escrow Agreement in the form attached hereto as Exhibit IV.

      e) Settlement of Certain Accounts. On or before the Closing Date, all amounts owing by Sellers or any Company Personnel, other than as listed on a
Schedule 7(e) hereto, or any of their respective Affiliates or Family Members to the Company shall have been repaid in full, and Sellers shall have delivered to Buyer reasonably satisfactory evidence with respect thereto.

      f) Bank Accounts. Sellers shall have delivered to Buyer a certificate setting forth the balances in the Company's bank accounts as of the last business day preceding the Closing Date and also indicating that since the Balance Sheet Date no transactions were entered into other than in the ordinary course of business.

      g) Sellers' Employment Agreements. Each Seller shall have executed and delivered to Buyer his Employment Agreement in the form of Exhibits II.A, II.B. and II.C hereto.

      h) Option Agreement. Sellers shall have executed and delivered to Buyer the Option Agreement is the form of Exhibit III hereto.

      i) Resignations. At the Closing, Sellers shall deliver evidence of the resignation of all directors and officers of the Company.

      SECTION 8.  DELIVERIES BY BUYER ON THE CLOSING DATE.

      On or prior to the Closing Date, Buyer shall satisfy the following:

      a) Buyer's Performance. On the Closing Date, Buyer shall pay the Purchase Price in accordance with the terms and provisions of Section 1(b) of this Agreement.

      b) Opinion of Buyer's Counsel. There shall have been delivered to Sellers an opinion, dated as of the Closing Date and addressed to Sellers, of Buyer's counsel, Dewey Ballantine LLP, in substantially the form of Exhibit V hereto.

      c) Sellers' Employment Agreements. Buyer shall have executed and delivered to each Seller and any similar party an Employment Agreement in substantially the form of Exhibits II.A, II.B and II.C.

      d) Escrow Agreement. Buyer shall have executed and delivered to Sellers the Escrow Agreements in the forms attached hereto as Exhibits IV.A through IV.C.

      e) Option Agreement. Buyer shall have executed and delivered to each Seller an Option Agreement in the form of Exhibit III hereto.

      SECTION 9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.

      Except as they relate to Sections 3, 6(a), 6(c) and the Employment Agreements attached hereto as Exhibits (which shall be several and not joint representations and undertakings of the individual Sellers), all statements contained in any Schedule, Annex or Exhibit hereto (except for the Employment Agreements) or in any certificate delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the parties hereunder.

      a) Survival of Representations, Warranties, Etc. Except as otherwise provided herein, the representations and warranties made in this Agreement or provided herein shall survive for two (2) years following the Closing Date, notwithstanding any investigation at any time made by or on behalf of the other party; provided, that:

            i) all representations and warranties made by Sellers in Section 4(r) (Environmental Matters), 4(u) (Employee Benefits) and 4(x) (Compliance with Laws), shall survive until the applicable period for the statute of limitation (or any extension thereof) has expired (as the case may be, the applicable "Survival Period");

            ii) all representations and warranties with respect to any Tax shall survive the Closing and shall terminate and expire thereafter on the later to occur of (A) the lapse of the applicable statute of limitations with respect to the assessment of such Tax (including any extensions thereof) and (B) sixty (60) days after the final administrative or judicial determination thereof, and no claim may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action, or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of the reasonable belief that a Tax or other item described in this Agreement will subsequently arise therefrom;

            iii) if any representation or warranty made in this Agreement or provided for herein is fraudulently given, it shall survive the Closing Date for an unlimited period of time; and

            iv) any specific claim or action of which specific notice is given to the party which made such representation or warranty, prior to the date on which representation or warranty otherwise terminates as provided herein, may continue to be asserted.

      b) Nature of Sellers' Liability. Each Seller shall be liable to Buyer under Section 3, 6(a) and 6(c) hereof only for a breach by such Seller of his representations, warranties and covenants contained therein. With respect to all other representations, warranties and covenants made by Sellers in this Agreement or as provided herein (other than in Section 3, 6(a) and 6(c)) the liabilities of Sellers shall be joint and several.

      c) Sellers' Agreement to Indemnify. Subject to the limitations on liability set forth in Section 9(d) below, each Seller shall fully indemnify and hold harmless Buyer, its subsidiaries (including the Company) and to the extent Buyer is required to indemnify them, all Affiliates, officers, directors, employees, representatives and agents of Buyer and its Subsidiaries against and in respect of any and all liabilities, losses, damages, deficiencies, penalties, fines, costs or expenses (including, without limitation, the fees and expenses of investigation and counsel) (collectively "Losses") resulting from (A) any misrepresentation or breach of warranty or the non-fulfillment of any agreement, covenant or obligation by Sellers made in this Agreement (excluding Sections 3, 6(a), 6(c) and the Employment Agreements attached hereto as Exhibits but including, without limitation, the Schedules, Annexes and other Exhibits hereto and the certificates delivered hereunder) or as provided herein, and (B) any and all actions, suits, proceedings, claims, demands, assessments, and judgments incidental to the foregoing or the enforcement of such indemnification.

      d) Limitation on Liability of Sellers. Sellers shall not be subject to liability under 9(c)(i) for any misrepresentation or breach of warranty unless and until any and all of Buyer's Losses exceed $25,000 in the aggregate, in which case Sellers shall be liable for the full amount of such Losses. For purposes of clarification, it is specifically understood that no indemnification shall arise with respect to Section 4(j) hereof until the amount of uncollected receivables within 90 days of the date of invoice exceeds the bad debt reserve set forth on the Balance Sheet. It is also understood that the maximum amount for which each Seller shall be liable under this Section 9 shall be the amount of the Purchase Price which such Seller received.

      e) Buyer's Agreement to Indemnify. Buyer will fully indemnify and hold harmless Sellers against and in respect of any and all of Sellers' Losses (i) resulting from any misrepresentation or breach of warranty or the non-fulfillment of any agreement, covenant or obligation by Buyer made in this Agreement (including, without limitation, the Schedules, Annexes and Exhibits hereto and the certificates delivered hereunder) or as provided herein and (ii) arising out of the conduct of the business of the Company from and after the date hereof, except to the extent any such Loss arises out of or is related to any matter for which Buyer is entitled to be indemnified by Sellers hereunder. It is specifically understood that if Buyer and Sellers make the Section 338(h)(10) Election as described in this Agreement and Sellers incur tax liability in excess of that which they would have incurred if the election was not made, Buyer will indemnify Sellers for such additional tax liability.

      f) Third Party Claims. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party or parties (the "Indemnified Party") shall give written notice of such claim (a "Notice of Claim") to the party obligated to provide indemnification hereunder (collectively, the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. The Indemnifying Party shall be entitled to participate in the defense or settlement of such matter and the parties agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify an Indemnified Party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the loss incurred relates to the failure of the Buyer or the Company to collect any note or account receivable and if any Sellers pay in full the unpaid balance thereof to the Buyer or the Company, the Buyer will cause the Company to assign said note or account without recourse to the Sellers paying same in full satisfaction of the Sellers' indemnification obligation as to such uncollected note or account. Any collection procedures by Sellers will be carried out in a reasonable manner with prior notice to Buyer so as not to prejudice the Company's relationship with the account debtor.

      SECTION 10. PAYMENT OF CERTAIN EXPENSES.

      Sellers will pay all federal, state, county and local Taxes (including, without limitation, any requisite transfer taxes) which may be payable by reason of the consummation of the purchase and sale of the Shares. Subject to the foregoing, each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement and the transactions contemplated hereby.

      SECTION 11. INJUNCTIVE RELIEF.

      Sellers acknowledge that irreparable damage would result if the provisions of Sections 6(a), (b) or (c) were not complied with in accordance with their respective specific terms. Accordingly, Sellers agree that Buyer shall have the right, in addition to any other rights or remedies it may have, to injunctive relief, without the necessity of posting a bond, in respect of any failure on the part of Sellers and to comply with provisions of Sections 6(a), (b) or (c).

      SECTION 12. WAIVER.

      Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

      SECTION 13. NOTICES, ETC.

      All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid:

      if to SPACEHAB, INCORPORATED:

            Spacehab, Incorporated
            1595 Spring Hill Road
            Vienna, VA 22812
            Attn: Margaret E. Grayson

            with a copy to:

            Dewey Ballantine LLP
            1301 Avenue of the Americas
            New York, NY 10019-6092
            Attn:  Frank E. Morgan II
      if to W. T. Short, Eugene A. Cernan and William A. Jackson:

            c/o Johnson Engineering Corporation
            555 Forge River Road
            Webster, TX  77598

            with a copy to:

            Porter & Hedges, L.L.P.
            700 Louisiana, 35th Floor
            Houston, TX 77002-2764
            Attn:  John M. Ransom

            and with a copy to:

            McDade, Fogler, Maines and Lohse
            909 Fannin, Suite 1800
            Houston, TX 77010
            Attn:  Thomas R. McDade

      Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

      SECTION 14. ENTIRE AGREEMENT; AMENDMENT.

      This Agreement (excluding the Employment Agreements attached hereto as Exhibits II.A, II.B, and II.C and including, without limitation, the Schedules, Annexes and all other Exhibits hereto and the certificates delivered hereunder) and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof including all such agreements, arrangements and understandings between the Sellers and the Company. No representation, promise, inducement or statement of intention has been made by Sellers or Buyer which is not embodied in this Agreement or the other agreements referred to herein and entered into in connection herewith, the Schedules, Annexes or Exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto, and neither Sellers nor Buyer shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by Buyer and Sellers or by their successors and assigns.

      SECTION 15. PRESS RELEASES.

      Neither Sellers, nor Buyer, nor the Company shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by both Sellers and Buyer; provided, however, that notwithstanding the foregoing, Sellers and Buyer shall be permitted, upon prior notice to the other party, to make such disclosures to the public, governmental or regulatory authorities or shareholders of Buyer to maintain compliance with, or to prevent violation of, applicable laws, rules or regulations.

      SECTION 16. GENERAL.

      This Agreement: (i) shall be performable in and construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof; (ii) shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of Sellers and the successors and assigns of Buyer, nothing in this Agreement, expressed or implied, being intended to confer upon any other Person any right or remedies hereunder, other than a successor of Seller or Buyer; and (iii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 17. SEVERABILITY.

      To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if any provision, term, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, then such provision, term, covenant or restriction shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered and the remainder of the provisions, terms, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                    BUYER:

                             SPACEHAB, INCORPORATED


                                    By:   /S/  DAVID ROSSI
                                Name: David Rossi
                                Title: President


                                    SELLERS:


                                    /S/ W.T. SHORT
                                    -------------------
                                    W. T. Short



                                   /S/ WILLIAM A. JACKSON
                                    ---------------------
                                    William A. Jackson



                                   /S/ EUGENE A. CERNAN
                                    ---------------------
                                    Eugene A. Cernan


                                    Annex I


                   SHARES SOLD AND PURCHASE PRICE ALLOCATION


---------------------------------------------------------------------------------------

   Name of Seller      Number of   % of Total   Purchase      Purchase        Total
                        Shares                   Price         Price        Purchase
                         Owned                  Received     Deposited        Price
                                               at Closing       with
                                  Escrow Agent
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
W. T. Short               6,000        30%    $  5,370,000   $ 1,980,000  $7,350,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
William A. Jackson        8,000        40%    $  7,160,000   $ 2,640,000  $9,800,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
Eugene A. Cernan          6,000        30%    $  5,370,000   $ 1,980,000   $7,350,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
            Total       20,000        100%     $17,900,000   $ 6,600,000  $24,500,000
---------------------------------------------------------------------------------------

                                   Exhibit I

             FORM OF OPINION OF COUNSEL TO THE COMPANY AND SELLERS

      i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where such qualification is necessary under applicable law.

      ii) The Company's authorized capital consists exclusively of 50,000 of Common Stock of which 20,000 shares are issued and outstanding. All of the outstanding Common Stock has been duly authorized and is validly issued, fully paid and non-assessable. There are no existing subscriptions, warrants, rights, options, calls or commitments of any character whatsoever or agreements to grant the same, relating to the issuance, sale, delivery or transfer by Sellers or the Company of any capital stock of the Company and the Company does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any subscriptions, warrants, rights, options, calls or commitments of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

      iii) Except as otherwise disclosed on Schedule 4(v) to the Agreement, such counsel does not know of any (A) claim, litigation, proceeding, labor dispute (other than routine grievance procedures), arbitral action or governmental investigation pending or threatened against or relating to (1) the Company or any of its properties, (2) any Plan, (3) any Company Personnel in reference to actions taken by them in such capacities or (4) Sellers with respect to the Shares, (B) valid basis for any such litigation, proceeding or investigation which if adversely determined could have a material adverse effect on the business of the Company, or (C) writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company, any Plan or against Sellers with respect to the Shares.

      iv) Each of the Sellers has the power, capacity and authority to enter into the Agreement and to sell such person's shares in accordance with the terms thereof in each case sufficient to convey to Buyer good and marketable title to the shares, free and clear of all Encumbrances of any nature whatsoever and to perform fully such person's obligations thereunder.

      v) The Agreement and the Employment Agreements with the Sellers and with other designated employees have been duly executed and delivered by the aforementioned parties and constitute the legal, valid and binding obligations of each Seller enforceable against each Seller in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

      vi) Counsel is not aware of any action, claim, suit or proceeding pending or threatened by or against or affecting such Seller or such Seller's Shares and Counsel is not aware of any investigation pending or threatened against or affecting such Seller or such Seller's Shares before any court or governmental or regulatory authority or body, that could reasonably be expected to have an effect on the consummation of the transactions contemplated by the Agreement or such Seller's Shares following the Closing. Counsel is not aware of any writs, decrees, injunctions or order of any court or governmental or regulatory agency, authority or body outstanding against such Seller with respect to such Seller's Shares.

      vii) Counsel is not aware of any Encumbrance of any nature whatsoever relating to the Shares, and the certificates for the Shares and instruments of transfer relating thereto delivered to Buyer at the Closing are such as to transfer to and vest in Buyer good and marketable title to the Shares, free and clear of all such Encumbrances.

      viii) Except as disclosed on Schedule 4(a) of the Agreement, neither the execution and delivery of the Agreement, the consummation of the transactions contemplated thereby, nor compliance by Sellers or the Company with any of the provisions thereof will (A) violate or conflict with the Articles of Incorporation or Bylaws of the Company, (B) violate, conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, or result in the acceleration of performance under, or termination or cancellation of, any note, bond, mortgage, indenture, lease, deed of trust, license, agreement, or any other instrument or obligation to which the Company is a party, or by which the Company or any of its assets or properties may be bound or affected, (C) result in the creation of any Encumbrance upon the Shares or upon any of the capital stock, assets or properties of the Company, (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets or properties, (E) require the Company to obtain the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative, regulatory or self-regulatory authority or (F) adversely affect any Permit that is required for the conduct of the business of the Company or that is required of any employee or agent of the Company to enable him to carry out his duties on behalf of the Company pursuant to the terms of any such Permit.

                                   Exhibit V

                    FORM OF OPINION OF DEWEY BALLANTINE LLP


      i) Buyer is a corporation duly organized, is an existing corporation under the laws of the State of Washington, and has all requisite corporate power to carry on its business as it is then being conducted.

      ii) All requisite corporate action has been taken by Buyer to authorize the execution, delivery and performance by Buyer of the Agreement and the transactions contemplated therein, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of the Agreement and the transactions contemplated therein.

      iii) Each of the Agreement, the Employment Agreement, the Option Agreement and the Escrow Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general or by general principles of equity.

      iv) As to the opinion that Buyer is an existing corporation under the laws of the State of Washington, Dewey Ballantine LLP is relying exclusively on a Certificate of the Secretary of State of Washington regarding such matters.

      v) As to the opinion that Buyer is duly organized under the laws of the State of Washington and has all requisite corporate power to carry on its business as conducted, Dewey Ballantine LLP is relying exclusively on a prior opinion from local counsel in the State of Washington regarding such matters.

      vi) As to the opinion expressed in paragraph (iii) herein, Dewey Ballantine LLP has assumed that the laws of the State of Washington as they relate to such matters are of the same effect as the laws of the State of New York.



                                    IV-B-1




      THIS AWARD FEE ESCROW AGREEMENT (the "Escrow Agreement") dated as of July 1, 1998, is made by and among SPACEHAB, INCORPORATED, a Washington corporation ("Buyer"), William A. Jackson, Eugene A. Cernan and W.T. Short, (individually "Seller" and collectively "Sellers") and First Union National Bank, a national banking association (the "Escrow Agent"), as contemplated by that certain Stock Purchase Agreement, dated as of July 1, 1998, by and among Sellers and Buyer. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement
      WHEREAS, Buyer and Sellers have entered into the Stock Purchase Agreement, dated as of July 1, 1998, to provide for the purchase of all of the Shares of the Company;
      WHEREAS, Sellers have agreed to indemnify Buyer in certain circumstances pursuant to Section 9 of the Stock Purchase Agreement;
      WHEREAS, the closing of the transactions contemplated by the Stock Purchase Agreement are taking place as of the date hereof and the execution of this Escrow Agreement by the parties is an express condition thereto; and
      WHEREAS, Buyer has relied upon the representations, warranties and covenants of Sellers provided in the Stock Purchase Agreement and in the Schedules, Annexes, Exhibits Certificates and other documents delivered pursuant to the Stock Purchase Agreement.
      NOW, THEREFORE, to induce Buyer to proceed with the Closing and the acquisition of all of the Shares of the Company and in consideration of such Closing and acquisition, and in further consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                   ARTICLE I
      Section I.1 Contemporaneous with the execution of this Escrow Agreement, Buyer shall deposit at Closing, by wire transfer of immediately available funds, Three Million ($3,000,000) of the Purchase Price, representing the sum of, the Award Fee Escrow Fund ("Escrow Amount") with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein, it being understood that any interest or other income thereon will also form part of the Escrow Fund. The interest shall be reported as income to Buyer and Buyer shall be entitled to receive a distribution from the Escrow Fund each year in an amount sufficient to pay the income taxes thereon calculated at the highest corporate rate (giving effect to state and local income taxes). The disbursement of any interest income net of income taxes paid, will be distributed in proportional amounts to the party or parties to whom the amounts deposits into the Escrow Fund upon execution of the Escrow Agreement re actually paid. The Escrow Agent shall invest the Escrow Amount in interest bearing United States government securities or mutual funds consisting of United States government securities and repurchase agreements having a maturity not exceeding the Escrow Period. Upon compliance with the terms hereof, Buyer shall be entitled to receive payment from the Escrow Fund for all Losses for which Buyer is entitled to indemnification under the Stock Purchase Agreement.
      Section I.2 The Escrow Agent shall hold, safeguard and dispose of the Escrow Fund in accordance with the terms hereof and shall treat such Escrow Fund as an escrow fund in accordance with the terms hereof and not as the property of Buyer or Sellers.

                                  ARTICLE II
                                 ESCROW PERIOD
      The funds forming the Escrow Fund shall remain in existence for a period ending when NASA makes payments of the award fee which is attributable to the operating period ending September 30, 2000 (the "Award Fee Escrow Period") and no claim may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action, or proceeding to which the party asserting such claim shall have given to the other parties to this Agreement, prior to the termination of such period, notice of the reasonable belief that an item described in this Agreement will subsequently arise therefrom; provided, however, that any element of the Escrow Fund shall continue to be maintained beyond the Escrow Period to the extent set forth in Article V hereof, in the event that there exists any Claim (as defined in Article III hereof) that is pending or not yet resolved pursuant to Article IV hereof.

                                  ARTICLE III
                          CLAIMS AGAINST ESCROW FUND

      Section III.1 Award Fee Escrow Fund Disbursement. The parties agree that the Award Fee Escrow Fund applies to the award fee determinations which will be granted by NASA for the following operating periods: (a) April 1, 1998 to September 30, 1998; (b) October 1, 1998 to March 31, 1999; (c) April 1, 1999 to September 30, 1999; (d) October 1, 1999 to March 31, 2000; and (e) April 1, 2000 to September 30, 2000. Within 10 days of receipt by the Company of payment by NASA of the award fee attributable to any of the above-referenced periods, Buyer and two out of three Sellers shall prepare a Certificate (the "Certificate") authorizing the release of a portion of the Award Fee Escrow Fund as follows: if the award fee score underlying this period is 85 or higher, Seller will be entitled to withdraw and receive payment of Six Hundred Thousand Dollars ($600,000) plus the interest thereon net of taxes paid, and, if the award fee score is less than 85, Buyer will be entitled to withdraw the same amount from the Award Fee Escrow Fund. Accordingly, the Award Fee Escrow Fund will be depleted when the appropriate party withdraws the amount attributable to the operating period ending September 30, 2000.

                                  ARTICLE IV
                            RESOLUTION OF DISPUTES
      Section IV.1 If a dispute arises between Sellers and Buyer as to the application, interpretation or operation of this Award Fee Escrow Agreement, Sellers and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to such dispute. If Sellers and Buyer so agree, a memorandum setting forth such agreement shall be prepared and signed by Buyer and Sellers and shall be furnished to each of them, and a Certificate summarizing this agreement and signed by Buyer and two out of three Sellers will be presented to the Escrow Agent.

      Section IV.2 If no such agreement can be reached after good faith negotiation, but in any event 30 days after Sellers refuse to consent to the delivery of a portion of the Escrow Fund for the amount of a Loss in respect of any Claim made by Buyer (a "Dispute"), such Dispute shall be submitted to mandatory and binding arbitration. The arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration hearing shall be held in such neutral location as the parties may mutually agree or, in the absence of mutual agreement, in New York City. The arbitration panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including without limitation, the provisions of this Section 4.2. Any award rendered by the arbitration panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.
      Section IV.3 If at any time there shall arise a dispute between any or all of the Sellers concerning which of them shall be liable for payment of a Claim or Claims, Sellers hereby expressly acknowledge and agree that: (i) such dispute will not in any way whatsoever delay the delivery, in the ordinary course, to Buyer of any amount out of the Escrow Fund pursuant to Article III hereof; (ii) Sellers shall attempt in good faith to agree upon their rights with respect to each such Claim; (iii) if all Sellers so agree, a memorandum setting forth such agreement shall be prepared and signed by Sellers and shall be furnished to the Escrow Agent and Buyer; and (iv) if no such agreement can be reached after good faith negotiation, but in any event 30 days after either, as the case may be, raises a dispute as referenced in this Section 4.3, then the dispute shall be submitted to binding arbitration before an arbitrator or arbitrators mutually agreed to by the Sellers.

                                   ARTICLE V
                          EXPIRATION OF ESCROW PERIOD

      If, upon expiration of the Escrow Period, Buyer shall have asserted a Claim and such Claim is pending or unresolved at the time of such expiration, the Escrow Agent shall retain in the Escrow Fund that portion of the Escrow Amount, net of any distributions made or to be made with respect to other
Claims, equal in value to the disbursement asserted in such Claim until such matter is resolved. If it is determined that Buyer is entitled to recovery on account of such disbursement, the Escrow Agent shall deliver or cause to be delivered to Buyer the Escrow Amount having a value equal to the amount due and payable with respect to such Claim, plus the interest thereon net of taxes paid. In the event that no Claims, or notices as provided in Article II are made or pending by or at the end of the Escrow Period, the remaining value of the Escrow Fund net of Expenses and taxes shall be disbursed to the Sellers as follows:
William A. Jackson (40%), Eugene A. Cernan (30%) and W.
T. Short (30%).

                                  ARTICLE VI
                      SCHEDULE FOR RELEASE OF ESCROW FUND
      If any amount is paid by the Escrow Agent pursuant to a disbursement and the actual disbursements with respect thereto are at the time determined to be less than such payment, Buyer shall promptly return such excess to the Escrow Agent to be deposited into the Escrow Fund, if this Escrow Agreement is then in effect, or to Sellers, as the case may be, in accordance with the provisions of this Article V, if this Escrow Agreement is no longer in effect.

                                 ARTICLE VIII
                  ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES
      To induce the Escrow Agent to act hereunder, it is further agreed that:
            (a) Any recitals contained in this Escrow Agreement shall be deemed to be those of the principals and not those of the Escrow Agent.
            (b) The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property.
            (c) The Escrow Agent may engage legal counsel who may be counsel for any party to the Escrow Agreement and may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which the Escrow Agent will have a lien against the Escrow Fund.

            (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder. The Escrow
      Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.
            (e) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.
            (f) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
            (g) The Escrow Agent is authorized to rely on the written instructions of Sellers as being the acts, respectively, of Sellers, and the written instructions of the Chief Executive Officer or Chief Financial Officer of Buyer as being the act of Buyer.

            (h) The duties of the Escrow Agent shall be as expressed under this Escrow Agreement, and the Escrow Agent shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances, and the Escrow Agent shall not be liable except in the event of its gross negligence or willful misconduct.
            (i) The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.
            (j) In consideration of its acceptance of the appointment as the Escrow Agent, and except with respect to the Escrow Agent's own gross negligence or willful misconduct or acts or omissions by the Escrow Agent not in good faith, the other parties hereto agree, jointly and severally, to indemnify and hold the Escrow Agent harmless as to any loss or liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its expenses, including attorney's fees, incurred by reason of its position hereunder or actions taken pursuant hereto. The Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as it has acted in good faith. This paragraph (j) shall survive the termination of the Escrow Agreement.
            (k) The Escrow Agent may execute any of the duties under this Escrow Agreement by or through agents or receivers.
            (l) Unless specifically required by this Escrow Agreement, the Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary.

            (m) In the event the Escrow Agent becomes involved in litigation by reason hereof, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event the Escrow Agent is threatened with litigation by reason hereof, it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any such funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.
            (n) The Escrow Agent shall not be obligated to risk its own funds in the administration of the Escrow Fund and shall have a lien against any funds, securities or other property in its possession or control for its fees, expenses and advancements. The Escrow Agent need not take any action under this Escrow Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may occur.

                                  ARTICLE IX
                                    RECORDS
      The Escrow Agent shall maintain a record of all Claims against the Escrow Fund filed with it pursuant to Article III, a record of all such claims which shall become payable as provided in Article III or IV and a record of all payments from the Escrow Fund to Buyer.

                                   ARTICLE X
                          RESIGNATION OF ESCROW AGENT

      The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving 30 days' written notice thereof to Buyer and Sellers by registered or certified mail. Such resignation shall become effective following such written notice upon the earlier of the appointment by Buyer and Sellers of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or the expiration of 30 days thereafter. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Article VIII. Buyer and Sellers shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement. In event of such termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Fund, and any other sums and the records and instruments held by it under this Escrow Agreement and render the accounting required by Article VIII.

                                  ARTICLE XI
                                    NOTICES
      All notices and other communications pursuant to this Escrow Agreement shall be in writing and shall be deemed given if delivered personally, sent by a nationally recognized overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed with a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):
      To Buyer:         Spacehab, Incorporated
                        1595 Spring Hill Road
                        Vienna, VA
                        Attn:  Margaret E. Grayson

      with a copy to :  Dewey Ballantine LLP
                        1301 Avenue of the Americas
                        New York, NY 10019-6092
                        Attention:  Frank E. Morgan II, Esq.

      To Sellers:       William  A. Jackson
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

                        Eugene A. Cernan
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

                        W. T. Short
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598


      To Escrow Agent:  First Union National Bank, NA
                        800 East Main St.
                        Lower Mezzanine
                        Richmond, VA 23219
                        Attn:  Corporate Trust Department

All such notices and other  communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, (c) in the case of mailing, on the third business day following such mailing, and (d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or registered or certified mail shall have been deemed to have been received pursuant to clause (a), (b) or (c)).

                                  ARTICLE XII
                            SUCCESSORS AND ASSIGNS
      This Escrow Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                                 ARTICLE XIII
                                 GOVERNING LAW
      This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the choice of law principles thereof.

                                  ARTICLE XIV
                                  ESCROW FEES
      It is agreed that the fees to be paid to the Escrow Agent in connection with the Escrow Fund, will be paid out of the interest generated by Escrow Fund and to the extent such amounts are not sufficient to pay said fees, one-half by the Sellers and one-half by the Buyer.

                                  ARTICLE XV
                                   EXPENSES
      In the event of any dispute that results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the parties agree that each party shall be responsible for its own attorneys' fees and other costs incurred in any action or proceeding.
                                  ARTICLE XVI
                                 COUNTERPARTS
      This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.
      IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement to be effective as of the day and year first above written.


--------------------------------------------------------------------------------
SELLERS:                                BUYER:

                             SPACEHAB, INCORPORATED


                               By: /S/ DAVID ROSSI
                                           ----------------
                                   David Rossi
/S/ WILLIAM A. JACKSON
----------------------
William A. Jackson

/S/ EUGENE A. CERNAN
----------------------
 Eugene A. Cernan

/S/ W.T SHORT
----------------------
 W. T. Short

                                        ESCROW AGENT


                            By: -----------------------------
                          First Union National Bank, NA






            THIS BLANKET ESCROW AGREEMENT (the "Escrow Agreement") dated as of July 1, 1998, is made by and among SPACEHAB, INCORPORATED, a Washington corporation ("Buyer"), William A. Jackson, Eugene A. Cernan and W.T. Short, (individually "Seller" and collectively "Sellers") and First Union National Bank, a national banking association (the "Escrow Agent"), as contemplated by that certain Stock Purchase Agreement, dated as of July 1, 1998, by and among Sellers and Buyer. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement
      WHEREAS, Buyer and Sellers have entered into the Stock Purchase Agreement, dated as of July 1, 1998, to provide for the purchase of all of the Shares of the Company;
      WHEREAS, Sellers have agreed to indemnify Buyer in certain circumstances pursuant to Section 9 of the Stock Purchase Agreement;
      WHEREAS, the closing of the transactions contemplated by the Stock Purchase Agreement are taking place as of the date hereof and the execution of this Escrow Agreement by the parties is an express condition thereto; and
      WHEREAS, Buyer has relied upon the representations, warranties and covenants of Sellers provided in the Stock Purchase Agreement and in the Schedules, Annexes, Exhibits Certificates and other documents delivered pursuant to the Stock Purchase Agreement.

                                   IV-A - 4

      NOW, THEREFORE, to induce Buyer to proceed with the Closing and the acquisition of all of the Shares of the Company and in consideration of such Closing and acquisition, and in further consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:
                                   ARTICLE I
      Section 1.1. Contemporaneous with the execution of this Escrow Agreement, Buyer shall deposit at Closing, by wire transfer of immediately available funds, Two Million Five Hundred Thousand Dollars ($2,500,000) of the Purchase Price, representing the sum of the Blanket Escrow Fund with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein, it being understood that any interest or other income thereon will also form part of the Escrow Fund. The interest shall be reported as income to Buyer and Buyer shall be entitled to receive a distribution from the Escrow Fund each year in an amount sufficient to pay the income taxes thereon calculated at the highest corporate rate (giving effect to state and local income taxes). The disbursement of any interest income, net of income taxes paid, will be distributed in proportional amounts to the party or parties to whom the amounts deposited into the Escrow Fund upon execution of this Escrow Agreement are actually paid. The Escrow Agent shall invest the Escrow Amount in interest bearing United States government securities or mutual funds consisting of United States government securities and repurchase agreements having a maturity not exceeding the Escrow Period. Upon compliance with the terms hereof, Buyer shall be entitled to receive payment from the Escrow Fund for all Losses for which Buyer is entitled to indemnification under the Stock Purchase Agreement.
      Section 1.2. The Escrow Agent shall hold, safeguard and dispose of the Escrow Fund in accordance with the terms hereof and shall treat such Escrow Fund as an escrow fund in accordance with the terms hereof and not as the property of Buyer or Sellers.

                                  ARTICLE II
                                 ESCROW PERIOD
      The funds forming the Escrow Fund shall remain in existence for a period ending on July 1, 2000 (the "Escrow Period") and no claim may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action, or proceeding to which the party asserting such claim shall have given to the other parties to this Agreement, prior to the termination of such period, notice of the reasonable belief that an item described in this Agreement will subsequently arise; provided, however, that any element of the Escrow Fund shall continue to be maintained beyond the Escrow Period to the extent set forth in
Article V hereof, in the event that there exists any Claim (as defined in Article III hereof) that is pending or not yet resolved pursuant to Article IV hereof.
                                  ARTICLE III
                          CLAIMS AGAINST ESCROW FUND
      Section 3.1. Claims against any component of the Blanket Escrow Fund. Upon receipt by the Escrow Agent on or before the last day the Escrow Fund remains in existence of a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyer ("Officer's Certificate") and by two of the three
Sellers:
            (a) stating that Buyer has a Loss and that Buyer is entitled to indemnification out of the Escrow Fund pursuant to this Escrow Agreement and Section 9 of the Stock Purchase Agreement other than as a result of the specific items covered by the Award Fee Escrow Fund or the Deduction Escrow Fund; and

            (b) specifying in reasonable detail (i) the amount of the Loss; (ii) the individual items of Losses included in the amount so stated; (iii) the basis for the Loss and (iv) the section of the Stock Purchase Agreement to which such claim relates;
the Escrow Agent shall, subject to the provisions of Article IV hereof, deliver to Buyer, as promptly as practicable, out of the Escrow Fund, such amount out of the Escrow Fund having a value equal to the amount of such Losses. The Escrow Agent shall make no delivery out of the Escrow Fund pursuant to this Article III unless the Escrow Agent shall have received the Officer's Certificate specified in this Section 3.1 to make such delivery.
      SECTION 3.2. Claims. Any claim by Buyer against the Escrow Fund made in an Officer's Certificate pursuant to this Article III shall be referred to herein as a "Claim" or, if multiple, "Claims."
                                  ARTICLE IV
                            RESOLUTION OF DISPUTES
      SECTION 4.1. If the Sellers shall not have consented to the delivery to Buyer of that portion of the Escrow Fund equal to the amount of Losses in respect of any Claim made in an Officer's Certificate pursuant to Article III, Sellers and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each such Claim. If Sellers and Buyer so agree, a memorandum setting forth such agreement shall be prepared and signed by Buyer and Sellers and shall be furnished to each of them and an Officer's Certificate will be presented to the Escrow Agent.

      SECTION 4.2. If no such agreement can be reached after good faith negotiation, but in any event 30 days after Sellers refuse to consent to the delivery of a portion of the Escrow Fund for the amount of a Loss in respect of any Claim made by Buyer (a "Dispute"), such Dispute shall be submitted to mandatory and binding arbitration. The arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration hearing shall be held in such neutral location as the parties may mutually agree or, in the absence of mutual agreement, in New York City. The arbitration panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including without limitation, the provisions of this Section 4.2. Any award rendered by the arbitration panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.
      SECTION 4.3. If at any time there shall arise a dispute between any or all of the Sellers concerning which of them shall be liable for payment of a Claim or Claims, Sellers hereby expressly acknowledge and agree that: (i) such dispute will not in any way whatsoever delay the delivery, in the ordinary course, to Buyer of any amount out of the Escrow Fund pursuant to Article III hereof; (ii) Sellers shall attempt in good faith to agree upon their rights with respect to each such Claim; (iii) if all Sellers so agree, a memorandum setting forth such agreement shall be prepared and signed by Sellers and shall be furnished to the Escrow Agent and Buyer; and (iv) if no such agreement can be reached after good faith negotiation, but in any event 30 days after either, as the case may be, raises a dispute as referenced in this Section 4.3, then the dispute shall be submitted to binding arbitration before an arbitrator or arbitrators mutually agreed to by the Sellers.

                                   ARTICLE V
                          EXPIRATION OF ESCROW PERIOD
      If, upon expiration of the Escrow Period, Buyer shall have asserted a Claim and such Claim is pending or unresolved at the time of such expiration, the Escrow Agent shall retain in the Escrow Fund that portion of the Escrow Amount, net of any distributions made or to be made with respect to other Claims, equal in value to the Loss asserted in such Claim until such matter is resolved. If it is determined that Buyer is entitled to recovery on account of such Claim, the Escrow Agent shall deliver or cause to be delivered to Buyer the Escrow Amount having a value equal to the amount due and payable with respect to such Claim plus the interest thereof net of taxes paid. In the event that no Claims, or notices as provided in Article II, are made or are pending by or at the end of the Escrow Period, the remaining value of the Escrow Fund, net of expenses and taxes shall be disbursed to the Sellers as follows: William A. Jackson (40%), Eugene A. Cernan (30%) and W.
T. Short (30%).
                                  ARTICLE VI
                      SCHEDULE FOR RELEASE OF ESCROW FUND
      If any amount is paid by the Escrow Agent pursuant to a Claim and the actual Losses with respect to such Claim are at the time determined to be less than such payment, Buyer shall promptly return such excess to the Escrow Agent to be deposited into the Escrow Fund, if this Escrow Agreement is then in effect, or to Sellers, as the case may be, in accordance with the provisions of this Article V, if this Escrow Agreement is no longer in effect.

                                 ARTICLE VIII
                  ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES
      To induce the Escrow Agent to act hereunder, it is further agreed that:
            (a) Any recitals contained in this Escrow Agreement shall be deemed to be those of the principals and not those of the Escrow Agent.
            (b) The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property.
            (c) The Escrow Agent may engage legal counsel who may be counsel for any party to the Escrow Agreement and may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which the Escrow Agent will have a lien against the Escrow Fund.
            (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder. The Escrow
      Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.
            (e) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.

            (f) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
            (g) The Escrow Agent is authorized to rely on the written instructions of Sellers as being the acts, respectively, of Sellers, and the written instructions of the Chief Executive Officer or Chief Financial Officer of Buyer as being the act of Buyer.
            (h) The duties of the Escrow Agent shall be as expressed under this Escrow Agreement, and the Escrow Agent shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances, and the Escrow Agent shall not be liable except in the event of its gross negligence or willful misconduct.
            (i) The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

            (j) In consideration of its acceptance of the appointment as the Escrow Agent, and except with respect to the Escrow Agent's own gross negligence or willful misconduct or acts or omissions by the Escrow Agent not in good faith, the other parties hereto agree, jointly and severally, to indemnify and hold the Escrow Agent harmless as to any loss or liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its expenses, including attorney's fees, incurred by reason of its position hereunder or actions taken pursuant hereto. The Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as it has acted in good faith. This paragraph (j) shall survive the termination of the Escrow Agreement.
            (k) The Escrow Agent may execute any of the duties under this Escrow Agreement by or through agents or receivers.
            (l) Unless specifically required by this Escrow Agreement, the Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary.
            (m) In the event the Escrow Agent becomes involved in litigation by reason hereof, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event the Escrow Agent is threatened with litigation by reason hereof, it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any such funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.

            (n) The Escrow Agent shall not be obligated to risk its own funds in the administration of the Escrow Fund and shall have a lien against any funds, securities or other property in its possession or control for its fees, expenses and advancements. The Escrow Agent need not take any action under this Escrow Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may occur.
                                  ARTICLE IX
                                    RECORDS
      The Escrow Agent shall maintain a record of all Claims against the Escrow Fund filed with it pursuant to Article III, a record of all such claims which shall become payable as provided in Article III or IV and a record of all payments from the Escrow Fund to Buyer.
                                   ARTICLE X
                          RESIGNATION OF ESCROW AGENT

      The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving 30 days' written notice thereof to Buyer and Sellers by registered or certified mail. Such resignation shall become effective following such written notice upon the earlier of the appointment by Buyer and Sellers of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or the expiration of 30 days thereafter. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Article VIII. Buyer and Sellers shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement. In event of such termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Fund, and any other sums and the records and instruments held by it under this Escrow Agreement and render the accounting required by Article VIII.
                                  ARTICLE XI
                                    NOTICES
      All notices and other communications pursuant to this Escrow Agreement shall be in writing and shall be deemed given if delivered personally, sent by a nationally recognized overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed with a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):
      To Buyer:         Spacehab, Incorporated
                        1595 Spring Hill Road
                        Vienna, VA
                        Attn:  Margaret E. Grayson

      with a copy to :  Dewey Ballantine LLP
                        1301 Avenue of the Americas
                        New York, NY 10019-6092
                        Attention:  Frank E. Morgan II, Esq.

      To Sellers:       William  A. Jackson
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

                        Eugene A. Cernan
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

                        W. T. Short
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

      To Escrow Agent:  First Union National Bank, NA
                        800 East Main St.
                        Lower Mezzanine
                        Richmond, VA 23219
                        Attn:  Corporate Trust Department

All such notices and other  communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, (c) in the case of mailing, on the third business day following such mailing, and (d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or registered or certified mail shall have been deemed to have been received pursuant to clause (a), (b) or (c)).
                                  ARTICLE XII
                            SUCCESSORS AND ASSIGNS
      This Escrow Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.
                                 ARTICLE XIII
                                 GOVERNING LAW
      This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the choice of law principles thereof.

                                  ARTICLE XIV
                                  ESCROW FEES
      It is agreed that the fees to be paid to the Escrow Agent in connection with the Escrow Fund, will be paid out of the interest generated by the Escrow Fund and to the extent such amounts are not sufficient to pay said fees, one-half by the Sellers and one-half by the Buyer.
                                  ARTICLE XV
                                   EXPENSES
      In the event of any dispute that results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the parties agree that each party shall be responsible for its own attorneys' fees and other costs incurred in any action or proceeding.
                                  ARTICLE XVI
                                 COUNTERPARTS
      This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.
      IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement to be effective as of the day and year first above written.

--------------------------------------------------------------------------------
SELLERS:                                BUYER:

                             SPACEHAB, INCORPORATED


                               By:/s/ DAVID ROSSI
                                   David Rossi
/S/ WILLIAM A. JACKSON
----------------------
William A. Jackson


/S/ EUGENE A. CERNAN
--------------------
Eugene A. Cernan

                                        ESCROW AGENT
/S/W.T. SHORT
--------------------
W. T. Short                             By:
                                            First Union National Bank, NA




                                    IV-C-1



      THIS DEDUCTION ESCROW AGREEMENT (the "Escrow Agreement") dated as of July 1, 1998, is made by and among SPACEHAB, INCORPORATED, a Washington corporation ("Buyer"), William A. Jackson, Eugene A. Cernan and W.T. Short, (individually "Seller" and collectively "Sellers") and First Union National Bank, a national banking association (the "Escrow Agent"), as contemplated by that certain Stock Purchase Agreement, dated as of July 1, 1998, by and among Sellers and Buyer. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement
      WHEREAS, Buyer and Sellers have entered into the Stock Purchase Agreement, dated as of July 1, 1998, to provide for the purchase of all of the Shares of the Company;
      WHEREAS, Sellers have agreed to indemnify Buyer in certain circumstances pursuant to Section 9 of the Stock Purchase Agreement;
      WHEREAS, the closing of the transactions contemplated by the Stock Purchase Agreement are taking place as of the date hereof and the execution of this Escrow Agreement by the parties is an express condition thereto; and
      WHEREAS, Buyer has relied upon the representations, warranties and covenants of Sellers provided in the Stock Purchase Agreement and in the Schedules, Annexes, Exhibits Certificates and other documents delivered pursuant to the Stock Purchase Agreement.

      NOW, THEREFORE, to induce Buyer to proceed with the Closing and the acquisition of all of the Shares of the Company and in consideration of such Closing and acquisition, and in further consideration of the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:
                                   ARTICLE I
      Section I.1 Contemporaneous with the execution of this Escrow Agreement, Buyer shall deposit at Closing, by wire transfer of immediately available funds, One Million One Hundred Thousand Dollars ($1,100,000) of the Purchase Price, representing the sum of the Deduction Escrow Fund (the "Escrow Amount") with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein, it being understood that any interest or other income thereon will also form part of the Escrow Fund. The interest shall be reported as income to Buyer and Buyer shall be entitled to receive a distribution from the Escrow Fund each year in an amount sufficient to pay the income taxes thereon calculated at the highest corporate rate (giving effect to state and local income taxes). The disbursement of any interest income, net of income taxes paid, will be distributed in proportional amounts to the party or parties to whom the amounts deposited into the Escrow Fund upon execution of this Escrow Agreement are actually paid. The Escrow Agent shall invest the Escrow Amount in interest bearing United States government securities or mutual funds consisting of United States government securities and repurchase agreements having a maturity not exceeding the Escrow Period. Upon compliance with the terms hereof, Buyer shall be entitled to receive payment from the Escrow Fund for all Losses for which Buyer is entitled to indemnification under the Stock Purchase Agreement.
      Section I.2 The Escrow Agent shall hold, safeguard and dispose of the Escrow Fund in accordance with the terms hereof and shall treat such Escrow Fund as an escrow fund in accordance with the terms hereof and not as the property of Buyer or Sellers.

                                  ARTICLE II
                                 ESCROW PERIOD
      The funds forming the Escrow Fund shall remain in existence until the earlier to occur of: (i) the third anniversary of the date on which Johnson Engineering Corporation filed its federal income tax return for the tax year ended March 31, 1995 as evidenced by Internal Revenue Service records or (ii) December 15, 1998, and no claim may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action, or proceeding to which the party asserting such claim shall have given to the other parties to this Agreement, prior to the termination of such period, notice of the reasonable belief that an item described in this Agreement will subsequently arise; provided, however, that any element of the Escrow Fund shall continue to be maintained beyond the Escrow Period to the extent set forth in Article V hereof, in the event that there exists any Claim (as defined in Article III hereof) that is pending or not yet resolved pursuant to Article IV hereof.
                                  ARTICLE III
                          CLAIMS AGAINST ESCROW FUND
      Section III.1 Claims against any component of the Deduction Escrow Fund. Upon receipt by the Escrow Agent on or before the last day the Escrow Fund remains in existence of a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyer ("Officer's Certificate") and by two out of three Sellers:
            (a) stating that Buyer has a Loss and that Buyer is entitled to indemnification out of the Escrow Fund pursuant to this Escrow Agreement and Section 6(s) of the Stock Purchase Agreement; and

            (b) specifying in reasonable detail (i) the amount of the Loss; (ii) the individual items of Losses included in the amount so stated; (iii) the basis for the Loss and (iv) the section of the Stock Purchase Agreement to which such claim relates;
the Escrow Agent shall, subject to the provisions of Article IV hereof, deliver to Buyer, as promptly as practicable, out of the Escrow Fund, such amount out of the Escrow Fund having a value equal to the amount of such Losses. The Escrow Agent shall make no delivery out of the Escrow Fund pursuant to this Article III unless the Escrow Agent shall have received the Officer's Certificate specified in this Section 3.1 to make such delivery.
      Section III.2 Claims. Any claim by Buyer against the Escrow Fund made in an Officer's Certificate pursuant to this Article III shall be referred to herein as a "Claim" or, if multiple, "Claims."
                                  ARTICLE IV
                            RESOLUTION OF DISPUTES
      Section IV.1 If the Sellers shall not have consented to the delivery to Buyer of that portion of the Escrow Fund equal to the amount of Losses in respect of any Claim made in an Officer's Certificate pursuant to Article III, Sellers and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each such Claim. If Sellers and Buyer so agree, a memorandum setting forth such agreement shall be prepared and signed by Buyer and Sellers and shall be furnished to each of them and an Officer's Certificate will be presented to the Escrow Agent.

      Section IV.2 If no such agreement can be reached after good faith negotiation, but in any event 30 days after Sellers refuse to consent to the delivery of a portion of the Escrow Fund for the amount of a Loss in respect of any Claim made by Buyer (a "Dispute"), such Dispute shall be submitted to mandatory and binding arbitration. The arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration hearing shall be held in such neutral location as the parties may mutually agree or, in the absence of mutual agreement, in New York City. The arbitration panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including without limitation, the provisions of this Section 4.2. Any award rendered by the arbitration panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.
      Section IV.3 If at any time there shall arise a dispute between any or all of the Sellers concerning which of them shall be liable for payment of a Claim or Claims, Sellers hereby expressly acknowledge and agree that: (i) such dispute will not in any way whatsoever delay the delivery, in the ordinary course, to Buyer of any amount out of the Escrow Fund pursuant to Article III hereof; (ii) Sellers shall attempt in good faith to agree upon their rights with respect to each such Claim; (iii) if all Sellers so agree, a memorandum setting forth such agreement shall be prepared and signed by Sellers and shall be furnished to the Escrow Agent and Buyer; and (iv) if no such agreement can be reached after good faith negotiation, but in any event 30 days after either, as the case may be, raises a dispute as referenced in this Section 4.3, then the dispute shall be submitted to binding arbitration before an arbitrator or arbitrators mutually agreed to by the Sellers.

                                   ARTICLE V
                          EXPIRATION OF ESCROW PERIOD
      If, upon expiration of the Escrow Period, Buyer shall have asserted a Claim and such Claim is pending or unresolved at the time of such expiration, the Escrow Agent shall retain in the Escrow Fund that portion of the Escrow Amount, net of any distributions made or to be made with respect to other Claims, equal in value to the Loss asserted in such Claim until such matter is resolved. If it is determined that Buyer is entitled to recovery on account of such Claim, the Escrow Agent shall deliver or cause to be delivered to Buyer the Escrow Amount having a value equal to the amount due and payable with respect to such Claim, plus the interest thereon net of taxes paid. In the event that no Claims, or notices as provided in Article II, are made or are ending by or at the end of the Escrow Period, the remaining value of the Escrow Fund, net of expenses and taxes shall be disbursed to the Sellers as follows: William A. Jackson (40%), Eugene A.
Cernan (30%) and W. T. Short (30%).
                                  ARTICLE VI
                      SCHEDULE FOR RELEASE OF ESCROW FUND
      If any amount is paid by the Escrow Agent pursuant to a Claim and the actual Losses with respect to such Claim are at the time determined to be less than such payment, Buyer shall promptly return such excess to the Escrow Agent to be deposited into the Escrow Fund, if this Escrow Agreement is then in effect, or to Sellers, as the case may be, in accordance with the provisions of this Article V, if this Escrow Agreement is no longer in effect.

                                 ARTICLE VIII
                  ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES
      To induce the Escrow Agent to act hereunder, it is further agreed that:
            (a) Any recitals contained in this Escrow Agreement shall be deemed to be those of the principals and not those of the Escrow Agent.
            (b) The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property.
            (c) The Escrow Agent may engage legal counsel who may be counsel for any party to the Escrow Agreement and may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which the Escrow Agent will have a lien against the Escrow Fund.
            (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder. The Escrow
      Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.
            (e) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.

            (f) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
            (g) The Escrow Agent is authorized to rely on the written instructions of Sellers as being the acts, respectively, of Sellers, and the written instructions of the Chief Executive Officer or Chief Financial Officer of Buyer as being the act of Buyer.
            (h) The duties of the Escrow Agent shall be as expressed under this Escrow Agreement, and the Escrow Agent shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances, and the Escrow Agent shall not be liable except in the event of its gross negligence or willful misconduct.
            (i) The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

            (j) In consideration of its acceptance of the appointment as the Escrow Agent, and except with respect to the Escrow Agent's own gross negligence or willful misconduct or acts or omissions by the Escrow Agent not in good faith, the other parties hereto agree, jointly and severally, to indemnify and hold the Escrow Agent harmless as to any loss or liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its expenses, including attorney's fees, incurred by reason of its position hereunder or actions taken pursuant hereto. The Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as it has acted in good faith. This paragraph (j) shall survive the termination of the Escrow Agreement.
            (k) The Escrow Agent may execute any of the duties under this Escrow Agreement by or through agents or receivers.
            (l) Unless specifically required by this Escrow Agreement, the Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary.
            (m) In the event the Escrow Agent becomes involved in litigation by reason hereof, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event the Escrow Agent is threatened with litigation by reason hereof, it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any such funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.

            (n) The Escrow Agent shall not be obligated to risk its own funds in the administration of the Escrow Fund and shall have a lien against any funds, securities or other property in its possession or control for its fees, expenses and advancements. The Escrow Agent need not take any action under this Escrow Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may occur.
                                  ARTICLE IX
                                    RECORDS
      The Escrow Agent shall maintain a record of all Claims against the Escrow Fund filed with it pursuant to Article III, a record of all such claims which shall become payable as provided in Article III or IV and a record of all payments from the Escrow Fund to Buyer.
                                   ARTICLE X
                          RESIGNATION OF ESCROW AGENT

      The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving 30 days' written notice thereof to Buyer and Sellers by registered or certified mail. Such resignation shall become effective following such written notice upon the earlier of the appointment by Buyer and Sellers of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or the expiration of 30 days thereafter. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Article VIII. Buyer and Sellers shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement. In event of such termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Fund, and any other sums and the records and instruments held by it under this Escrow Agreement and render the accounting required by Article VIII.
                                  ARTICLE XI
                                    NOTICES
      All notices and other communications pursuant to this Escrow Agreement shall be in writing and shall be deemed given if delivered personally, sent by a nationally recognized overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed with a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):
      To Buyer:         Spacehab, Incorporated
                        1595 Spring Hill Road
                        Vienna, VA
                        Attn:  Margaret E. Grayson

      with a copy to :  Dewey Ballantine LLP
                        1301 Avenue of the Americas
                        New York, NY 10019-6092
                        Attention:  Frank E. Morgan II, Esq.

      To Sellers:       William  A. Jackson
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

                        Eugene A. Cernan
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598

                        W. T. Short
                        c/o Johnson Engineering Corporation
                        555 Forge River Road
                        Webster, Texas 77598
      To Escrow Agent:  First Union National Bank, NA
                        800 East Main St.
                        Lower Mezzanine
                        Richmond, VA 23219
                        Attn:  Corporate Trust Department

All such notices and other  communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, (c) in the case of mailing, on the third business day following such mailing, and (d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or registered or certified mail shall have been deemed to have been received pursuant to clause (a), (b) or (c)).
                                  ARTICLE XII
                            SUCCESSORS AND ASSIGNS
      This Escrow Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                                 ARTICLE XIII
                                 GOVERNING LAW
      This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the choice of law principles thereof.
                                  ARTICLE XIV
                                  ESCROW FEES
      It is agreed that the fees to be paid to the Escrow Agent in connection with the Escrow Fund, will be paid out of the interest generated by the Escrow Fund and to the extent such amounts are not sufficient to pay said fees, one-half by the Sellers and one-half by the Buyer.
                                  ARTICLE XV
                                   EXPENSES
      In the event of any dispute that results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the parties agree that each party shall be responsible for its own attorneys' fees and other costs incurred in any action or proceeding.
                                  ARTICLE XVI
                                 COUNTERPARTS
      This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement to be effective as of the day and year first above written.


SELLERS:                                BUYER:

                             SPACEHAB, INCORPORATED


                               By:/S/ DAVID ROSSI
                                   David Rossi
/S/ WILLIAM A. JACKSON
----------------------
William A. Jackson


/S/ EUGENE A. CERNAN
--------------------
Eugene A. Cernan

                                        ESCROW AGENT
/S/ W.T. SHORT
---------------
W. T. Short                             By:
                                            First Union National Bank, NA